UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	NOVA SMART SOLUTIONS INC.
	(Exact name of registrant as specified in its charter)

Florida	5043	36-4813364
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

3470 E COAST AVE. APT. 1110, MIAMI, FL 33137 786-220-3322
(Address and telephone number of registrant’s executive office)

Matheau J. W. Stout, Esq. Law Office of Matheau J. W. Stout, Esq. 400 E. Pratt Street, 8th Floor, Baltimore, Maryland 21202 410-429-7076 mstout@otclawyers.com
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable and from time to time after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

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 CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered:	Maximum Amount to be Registered (1)(3):	Proposed Maximum Fixed Offering Price Per Share (2):	Proposed Maximum Aggregate Offering Price:	Amount of Registration Fee:
Common Stock, par value, $.0001 per share	28,057,000	$0.22	$6,172,540	$717.25

1.     In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

2.      The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

3.      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

NOVA SMART SOLUTIONS INC.

28,057,000 SHARES OF COMMON STOCK

This prospectus relates to: a) the offer and sale of a maximum of 10,000,000 shares (the “Maximum Offering”) of common stock, $0.0001 par value, at a fixed purchase price of $0.22 per share (“Common Shares”) by Nova Smart Solutions Inc., a Florida corporation (“we”, “us”, “our”, “Nova”, “Company” or similar terms); and this prospectus further relates to: b) the shareholders named in this prospectus, “Selling Shareholders”, who are registering in the aggregate, 18,057,000 shares of common stock that such Selling Shareholders currently hold. The selling stockholders will be offering shares at a fixed price of $0.22 per share until our common stock becomes quoted or listed but the Company is offering our shares at a fixed price of $0.22 for the duration of the offering. We will not receive any proceeds from the shares of common stock sold by the Selling Shareholders. There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 18 months. At the discretion of our board of directors, we may discontinue the offering before expiration of the 18 month period or extend the offering for up to 180 days following the expiration of the 18 month offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

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The offering of the 10,000,000 shares is a “best efforts” offering, which means that our officer and sole director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.22 per share for the duration of the offering. The shares will be sold at the fixed price until the common stock becomes quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a securities exchange. The selling stockholders will be offering shares at a fixed price of $0.22 per share until our common stock becomes quoted or listed but the Company is offering our shares at a fixed price of $0.22 for the duration of the offering. There is no minimum number of shares required to be sold to close the offering, therefore the gross proceeds may range between $0 and $2,200,000. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares of our common stock.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales. The expenses of this offering are estimated to be $56,000, which include legal fees, accounting fees, SEC registration fees, printing and miscellaneous fees. For additional information on the breakdown of the expenses related to this offering, see the section entitled “Other Expenses of Issuance and Distribution” on the outside back cover page.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 43.

	Price		Proceeds to Company After 25% of the shares are sold	Proceeds to Company After 50% of the shares are sold	Proceeds to Company After 75% of the shares are sold	Proceeds to Company After 100% of the shares are sold

Common Stock	$0.22	Not Applicable	$493,783	$1,043,783	$1,593,783	$2,143,783

TOTALS	$0.22	Not Applicable	$493,783	$1,043,783	$1,593,783	$2,143,783

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.22 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 11 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our common stock is presently not quoted on any market or securities exchange.

The date of this prospectus is ___________________.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Nova” refer to Nova Smart Solutions Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the consolidated financial statements, and the notes to the consolidated financial statements.

Our Company

Nova was incorporated and began operations as a domestic for profit corporation on June 11, 2015 under the laws of the State of Florida. We are a development stage company that has commenced operations. Our business and registered office is located at 3470 E Coast Ave., Apt. 1110, Miami, FL 33137. Our telephone number is (786) 220-3322 and E-mail is info@novasmartsolutions.com. The Company plans to use this office space until it requires larger space.  The Company’s fiscal year end is December 31.  The Company has not been subject to any bankruptcy, receivership or similar proceeding. The Company currently has authorized 800,000,000 shares of common stock, par value $0.0001. Nova primarily plans to specialize in the development and sale of Unmanned Aerial Vehicle (UAV) products and related products & services. Nova has engaged with clients to provide Corporate Solutions products and services, primarily HR Consulting, through its wholly owned subsidiary, TalentCloud Limited located at No. 5, 17/F Bonham Trade Center, 50 Bonham Strand, Sheung Wan, Hong Kong, and Shanghai Nuo Wa Information Technology Co., Ltd. (“Nuowa”), a private company considered to be a variable interest entity (an entity (investee) in which Nova has obtained less than a majority-owned interest but is the primary beneficiary since the execution of the Management Agreement (agreement attached as exhibit 10.1) on September 8, 2015, located at 127 Guotong Road, Room 601-57, Yangpu District, Shanghai. The Company plans to receive fees for sales of its UAV products and services and Corporate Solutions related services as it materializes. As of the date of this prospectus, the Company is solely reliant upon one customer for its Corporate Solutions business and as of September 30, 2015 has generated no revenues. Our business operations to date have been related to developing our website, research & development, which, once completed, will allow us to begin showcasing our UAV products and services on the website, and founding of our wholly owned subsidiary for the Corporate Solutions segment.

The Company’s current business plans include researching and developing its UAV products, in order to market and sell UAVs and UAV related products and services to customers, and develop a range of services for its HR Consulting under the Corporate Solutions section. The Company’s immediate plan is to generate revenue by way of selling UAVs and UAV related products and services, with the goal of becoming a leader in the design and manufacturing of UAV and related products and services and the selling of its Corporate Solutions services. The Company currently has one customer from the Corporate Solutions segment and as of September 30, 2015 has generated no revenues. The Company intends to provide UAV and UAV related products and services for a wide range of users. Our business operations to date have been related to the development of our website, UAV related research and development, which, once completed, will allow us to begin selling our UAV and UAV products and services and the incorporation of our fully owned subsidiary. The Company plans to initially market to potential users in the United States and Asia, specifically China.

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The Company hopes to develop its customer base to include individuals, corporate entities and government agencies, all of which would have different requirements and necessities for the use of UAVs. For the Corporate Solutions segment, the Company hopes to develop its customer base to include individuals and corporate entities. Currently, the Company does not have any customers, but plans to begin marketing the UAVs as soon as development is complete, which the company expects will take approximately twelve months from the completion of this offering due to the fact that the Company intends to use a portion of the proceeds from this offering for research and development. The Company markets their Corporate Solutions’ products and services to individuals and small corporate entities as of this date. In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

----------------

At the time of filing this registration statement, our activities have been limited to developing our business plan, registering our corporate website www.novasmartsolutions.com, developing our website, research and development for our UAV products, and development of our Corporate Solutions products and services. We have raised $109,350 in share capital from sales of capital stock and excludes non-cash capital stock transactions since inception and completed an audit of the company’s consolidated financial statements ended September 30, 2015. We have only just begun executing our business plan.

We have realized no revenue to date, and our accumulated deficit as of September 30, 2015 is $7,754. To date we have raised an aggregate of $115,650 through six private placements of our securities. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The amount disclosed represents net cash proceeds from sales of capital stock and excludes non-cash capital stock transactions since inception.

Assuming that the Company will sell 100% of the shares offered, we estimate that we will receive net proceeds of approximately $2,144,000 from this offering, after deducting estimated offering expenses payable by us. We plan to use the net proceeds we will receive from this offering for research & development of our UAV products and services, development of Corporate Solutions products and services, and general corporate purposes.

We will not receive any of the proceeds from the sale of the shares of common stock by the other selling shareholders.

The rationale of our sole officer and director to bring the Company public is based on his subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the Company’s investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Markets. Our sole officer and director believe that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and the reluctance of persons qualified to serve as directors of the Company because of a director’s potential exposure to possible legal claims.

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In the event that the funds raised from this offering are insufficient for the funding of our twelve month business plan, we intend to raise additional funding for our twelve-month business plan by way of private debt or equity financing, but have not commenced any activities to raise such funds. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with our twelve month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the development of the Company’s business concept. We received our initial funding through the sale of common stock to our first significant investor, Capital Flows Ltd, who purchased 2,900,000 shares of common stock and 100 shares of Preferred Series B stock for a total purchase price of $10,000. We received a further funding through the sale of common stock to another significant investor, CBC Consultants Ltd., who purchased 2,900,000 shares of common stock and 100 shares of Preferred Series B stock for a total purchase price of $10,000. A further funding through the sale of common stock to an investor, Andalucian Assets Limited, who purchased 100,000 shares of common stock for a total of $10,000. We have also received funding of $79,050 through the sale of 529,000 shares of the Company’s common stock via a Private Placement under Regulation S to non U.S. citizens offered at a value of $0.15 per share. The Company received further funding from Yu Lin by selling 15,000 shares of the Company’s common stock for a total price of $3,300 and from Ziqi Zhang by selling 15,000 shares of the Company’s common stock for a total price of $3,300. To date, Nova has received a total of $115,650 in funding from these private investments. The amount disclosed represents net cash proceeds from sales of capital stock and excludes non-cash capital stock transactions since inception.

Our financial statements from inception on June 11, 2015 through September 30, 2015 reported no revenues and a net loss of $7,754. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Mr. Sergio Camarero Blanco, our President, Director and Chief Executive officer and Mr. Jesús Emilio Hoyos Quintero, our Director and Chief Financial officer did not agree to serve as an officer or director of the Company in connection with any plan, agreement or understanding that they, respectively, would solicit, participate in, or facilitate the sale of the Company (or a business combination with) to a third party looking to obtain or become a public reporting entity, and the officers also confirm that they have no such present intentions.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 12 of this prospectus.

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This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and Director will be solely responsible for selling shares under this offering for the Company and no commission will be paid on any sales. The selling shareholders will be responsible for selling their own shareholdings. See “Plan of Distribution” on page 43 of this prospectus for further detail.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for a stock symbol and for our common stock to be eligible for trading on the Over-the-Counter Markets. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Summary Financial Information, September 30, 2015

The tables and information below are derived from our audited consolidated financial statements for the period from June 11, 2015 (Inception) to September 30, 2015. Our working capital as of September 30, 2015 was $3,051.

Financial Summery (Audited)	September 30, 2015 ($)

Cash and Deposits	1,218
Total Assets	14,413

Total Liabilities	10,167

Total Stockholder’s Equity	4,246

Statement of Operations	Accumulated from June 11, 2015 (Inception) to September 30, 2015 ($)

Net Sales	—
Cost of Sales	—
Total Expenses	7,754
Net Loss for the Period	7,754
Net Loss per Share	0.0001

THE OFFERING

Securities offered:	28,057,000 shares of our common stock, par value $0.0001 per share
10,000,000 shares of common stock offered by Nova
18,057,000 shares of common stock offered by selling shareholders

Fixed Offering price:	The selling stockholders will be offering shares at a fixed price of $0.22 per share until our common stock becomes quoted or listed but the Company is offering shares at a fixed price of $0.22 for the duration of the offering.

Duration of offering:	18 months.

Net proceeds to us:	$2,143,783 assuming 100% of the shares offered. For further information on the Use of Proceeds, see page 31.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for a stock symbol and to have our common stock be eligible for trading on the Over the Counter Markets. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

The shares will be sold at a fixed offering price until the common stock becomes quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a security exchange.

Shares outstanding as of December 31, 2015:	58,957,000

Shares outstanding prior to offering:	58,957,000

Shares outstanding after offering:	68,957,000

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

See “Risk Factors” beginning on page 12

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or (“the Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or (“the JOBS Act”).   As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will still be able to take advantage of scaled disclosure requirements.

For more information, please see our Risk Factor entitled "AS AN "EMERGING GROWTH COMPANY" UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT (“JOBS”), WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS."

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Risks Associated With Nova Smart Solutions Inc.

We have no operating history.

To date we have engaged primarily in finalizing our business plan, developing our products and services, establishing the corporate and other formalities necessary to begin operations, and negotiating relationships with strategic business partners.  Accordingly, we have no operating history on which to base an evaluation of our business and prospects.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development.  We cannot assure you that we will be successful in addressing the risks we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

The failure to attract and retain key personnel, or effectively manage succession, could have an adverse impact on our results of operations.

Our ability to anticipate and effectively respond to changing apparel trends depends in part on our ability to attract and retain key personnel. Competition for personnel is intense, and we cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel. If we are unable to retain, attract, and motivate talented employees with the appropriate skill sets, or if changes to our organizational structure, operating results, or business model adversely affect morale or retention, we may not achieve our objectives and our results of operations could be adversely impacted. In addition, the loss of one or more of our key personnel or the inability to effectively identify a suitable successor to a key role could have a material adverse effect on our business.

Our results could be adversely affected by natural disasters, public health crises, political crises, or other catastrophic events.

Natural disasters, such as hurricanes, tornadoes, floods, earthquakes, and other adverse weather and climate conditions; unforeseen public health crises, such as pandemics and epidemics; political crises, such as terrorist attacks, war, labor unrest, and other political instability; or other catastrophic events, such as disasters occurring at our vendors' manufacturing facilities, whether occurring in the United States or internationally, could disrupt our operations or the operations of one or more of our vendors. In particular, these types of events could impact our product supply chain from or to the impacted region and could impact our ability to operate. In addition, these types of events could negatively impact consumer spending in the impacted regions or depending upon the severity, globally. Disasters occurring at our vendors’ manufacturing facilities could impact our reputation and our customers’ perception of our brands. To the extent any of these events occur, our operations and financial results could be adversely affected.

Results are impacted by the effects of, and changes in, worldwide economic and capital market conditions.

The Company plans to operate in a number of countries and hopes to derive revenues from both inside and outside the United States. The Company’s business is subject to global competition and may be adversely affected by factors in the United States and other countries that are beyond its control, such as disruptions in financial markets, economic downturns in the form of either contained or widespread recessionary conditions, elevated unemployment levels, sluggish or uneven recovery, in specific countries or regions, or in the various industries in which the Company operates; social, political or labor conditions in specific countries or regions; natural and other disasters affecting the operations of the Company or its customers and suppliers; or adverse changes in the availability and cost of capital, interest rates, tax rates, or regulations in the jurisdictions in which the Company operates.

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Worldwide and domestic economic trends and financial market conditions.

We are subject to risks associated with adverse economic conditions, including economic slowdown, inflation, and the disruption, volatility and tightening of credit and capital markets. Unfavorable global or regional economic conditions could adversely impact our business, liquidity, financial condition and results of operations. Unemployment, tax increases, governmental spending cuts or a return of high levels of inflation could affect consumer spending patterns and purchases of our products. These could also create or exacerbate credit issues, cash flow issues and other financial hardships for us and our potential suppliers, distributors, retailers and consumers. The inability of suppliers, distributors and retailers to access liquidity could impact our ability to produce and distribute our products.

We may not be able to implement our growth strategy for our UAVs which could adversely affect our business, financial condition and results of operations.

In pursuit of our growth strategy, we will be entering into a number of strategic relationships to increase our penetration into the relative markets.  We are currently focusing our business development efforts to enter into new relationships. Should our relationships fail to materialize into significant agreements or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected.

Our future growth is dependent on our gaining market acceptance and regular production orders for our products and services. In the event we are not successful in obtaining a significant volume of orders for our products and services, we will face significant obstacles in expanding our business.

Our growth is also dependent on the development of new products, based on internal research and development. We may not accurately identify market needs before we invest in the development of a new product.  In addition, we might face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market and competing products may emerge during the development and certification process.

Global economic conditions and the impact on consumer spending patterns could adversely impact our results of UAV operations.

The Company’s performance is subject to global economic conditions and their impact on levels of consumer spending worldwide. Some of the factors that may influence consumer spending include high levels of unemployment, higher consumer debt levels, reductions in net worth based on market declines and uncertainty, home foreclosures and reductions in home values, fluctuating interest rates and credit availability, government austerity measures, fluctuating fuel and other energy costs, fluctuating commodity prices, and general uncertainty regarding the overall future economic environment. Consumer purchases of discretionary items, including our merchandise, generally decline during periods when disposable income is adversely affected or there is economic uncertainty.

Adverse economic changes in any of the regions in which we and our franchisees sell our products could reduce consumer confidence, and thereby could negatively affect earnings and have a material adverse effect on our results of operations. In challenging and uncertain economic environments, we cannot predict whether or when such circumstances may improve or worsen, or what impact, if any; such circumstances could have on our business, results of operations, cash flows, and financial position.

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Global operations, currency rate fluctuations, interest rate fluctuations and geopolitical uncertainty

Our UAV products and services are intended to be produced and sold in numerous countries throughout the world. Risks associated with international operations, any of which could have a material adverse effect on our business, liquidity, financial condition and results of operations, include:

•	changes in local political, economic, social and labor conditions;

•	potential disruption from socio-economic violence, including terrorism and drug-related violence;

•	restrictions on foreign ownership and investments or on repatriation of cash earned in countries outside the U.S.;

•	changes in laws, governmental regulations and policies in many countries outside the U.S.;

•	import and export requirements;

•	currency exchange rate fluctuations;

•	a less developed and less certain legal and regulatory environment, which among other things can create uncertainty with regard to liability issues;

•	laws regarding the enforcement of contract and intellectual property rights;

•	inadequate levels of compliance with applicable anti-bribery laws, including the Foreign Corrupt Practices Act; and

•	other challenges caused by distance, language and cultural differences.

Our success will depend, in part, on our ability to overcome the challenges we encounter with respect to these factors and other matters generally affecting U.S. companies with global operations. Although we have implemented policies and procedures designed to ensure compliance with U.S. and foreign laws and regulations, including anti-corruption laws, there can be no assurance that our employees, business partners or agents will not violate our policies or take action determined to be in violation of the law. Any determination that our operations or activities were not in compliance with applicable U.S. or foreign laws or regulations could result in the imposition of fines and penalties, interruptions of business, terminations of necessary licenses and permits, and other legal and equitable sanctions.

We are also exposed to risks associated with currency fluctuations and risks associated with interest rate fluctuations. Currency exchange rates between the U.S. dollar and foreign currencies in the markets in which we do business have fluctuated in recent years and are likely to continue to do so in the future. We manage our exposure to foreign currency and interest rate risks utilizing derivative instruments and other means to reduce those risks. We could experience changes in our ability to hedge against or manage fluctuations in foreign currency exchange rates or interest rates and, accordingly, there can be no assurance that we will be successful in reducing those risks. We could also be affected by nationalization of our international operations, unstable governments, unfamiliar or biased legal systems or intergovernmental disputes. These currency, economic and political uncertainties may have a material adverse effect on our results of operations and financial condition, especially to the extent these matters, or the decisions, policies or economic strength of our suppliers and distributors, affect our global operations.

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There can be no assurance that our UAV products will gain market acceptance and therefore we may never recover our investment in those product families.

We have not yet received any orders with respect to the sale of any of our UAV products or services and there can be no assurance that we will ever receive any such orders.  If our products do not achieve market acceptance, our business, results of operations and financial condition will be adversely affected.

Competition in the market for our UAV products and services is intense.  Our products and services may not achieve market acceptance which could adversely affect our business, financial condition and results of operations.

The market for our products is highly competitive and we may not be able to compete effectively in our market.  We expect to continue to face competition from our competitors.  Most of our competitors are larger and have substantially greater resources than us, including financial, technological, marketing and distribution capabilities and enjoy greater market recognition than we do.  These competitors are able to achieve greater economies of scale and may be less vulnerable to price competition than us.  We may not be able to offer our products as part of integrated systems to the same extent as our competitors or successfully develop or introduce new products that are more cost effective or offer better performance than those of our competitors.  Failure to do so could adversely affect our business, results of operations and financial condition.

Reductions in defense budgets worldwide may cause our revenues from UAV to grow at a slower rate, which would adversely affect our business, operating results and financial condition.

We expect a proportion of our future revenues to be derived from the sale of products with military applications.  The defense budgets of a number of countries may be reduced in the future.  Declines in defense budgets may result in reduced demand for our products and manufacturing services. This would result in reduction in our core business’ revenues and adversely affect our business, results of operations and financial condition.

Unfavorable national and global economic conditions could have a material adverse effect on our business, operating results and financial condition.

During periods of slowing economic activity, our customers may reduce their demand for our products and technology, which would reduce our sales, and our business, operating results and financial condition may be adversely affected. Economies throughout the world currently face a number of challenges, including threatened sovereign defaults, credit downgrades, restricted credit for businesses and consumers and potentially falling demand for a variety of products and services. Notwithstanding the improving economic conditions in some of our markets, many companies are still cutting back expenditures or delaying plans to add additional personnel or systems. Any further worsening of the global economic condition could result in longer sales cycles, slower adoption of new technologies and increased price competition for our products and services. We could also be exposed to credit risk and payment delinquencies on our accounts receivable, which are not covered by collateral.  Any of these events would likely harm our business, operating results and financial condition.

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Claims that our products infringe upon the intellectual property of third parties may require us to incur significant costs, enter into licensing agreements or license substitute technology.

Third parties may assert infringement claims against us or claims that we have violated a patent or infringed on a copyright, trademark or other proprietary right belonging to them.  Any infringement claim, even one without merit, could result in the expenditure of significant financial and managerial resources to defend against the claim.  Moreover, a successful claim of product infringement against us or a settlement could require us to pay substantial amounts or obtain a license to continue to use the technology that is the subject of the claim, or otherwise restrict or prohibit our use of the technology.  We might not be able to obtain a license from the third party asserting the claim on commercially reasonable terms, if at all.  We also may not be able to obtain a license from another provider of suitable alternative technology to permit us to continue offering the product.  Infringement claims asserted against us could have a material adverse effect on our business, operating results and financial condition.

Sales of our UAV products are subject to governmental procurement procedures and practices; termination, reduction or modification of contracts with our customers or a substantial decrease in our customers’ budgets may adversely affect our business, operating results and financial condition.

Some of our UAV products will likely be sold to governmental agencies, governmental authorities and government-owned companies, many of which have complex and time consuming procurement procedures.  A substantial period of time may elapse from the time we begin marketing a product until we actually sell that product to a particular customer.  In addition, our sales to governmental agencies, authorities and companies are directly affected by these customers’ budgetary constraints and the priority given in their budgets to the procurement of our products.  A decrease in governmental funding for our customers’ budgets would adversely affect our results of operations.  This risk is heightened during periods of global economic slowdown.  Accordingly, governmental purchases of our systems, products and services may not materialize in the future as the governmental purchasing agencies may terminate, reduce or modify contracts or subcontracts if:

•	their requirements or budgetary constraints change;

•	they cancel multi-year contracts and related orders if funds become unavailable;

•	they shift spending priorities into other areas or for other products; or

•	they adjust contract costs and fees on the basis of audits.

Any such event may have a material adverse effect on us.

If we do not receive the governmental approvals necessary for the export of our products, our sales may be negatively impacted.  Similarly, if our suppliers and partners do not receive government approvals necessary to export their products or designs to us, our revenues may be negatively impacted and we may fail to implement our growth strategy.

A license may be required in the future to initiate marketing activities.  We may also be required to obtain a specific export license for any hardware exported.  We may not be able to receive all the required permits and licenses for which we may apply in the future.  If we do not receive the required permits for which we apply, our revenues may be negatively impacted upon.

We may be subject to laws regulating export of “dual use” items (items that are typically sold in the commercial market, but that also may be used in the defense market) and defense export control legislation. If government approvals required under these laws and regulations are not obtained, or if authorizations previously granted are not renewed, our ability to export our products could be negatively impacted, which may have a negative impact on our revenues and a potential material negative impact on our financial results.

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Additionally, our participation in governmental procurement processes and other countries is subject to specific regulations governing the conduct of the process of procuring defense contracts.  Furthermore, solicitations for procurements by governmental purchasing agencies are governed by laws, regulations and procedures relating to procurement integrity, including avoiding conflicts of interest and corruption in the procurement process.  We may not be able to respond quickly and effectively to changing laws and regulations and any failure to comply with such laws and regulations may subject us to significant liability and penalties.

We do not have a number of suppliers of components for our products to rely upon and if we are unable to obtain these components when needed, we could experience delays in the manufacturing of our products and our financial results could be adversely affected.

We plan to acquire most of the components for the manufacture of our products from suppliers and subcontractors.  We have not entered into any agreements or arrangements with any potential suppliers or subcontractors. Suppliers of some of the components may require us to place orders with significant lead-times to assure supply in accordance with our manufacturing requirements.  Our present lack of working capital may cause us to delay the placement of such orders and may result in delays in supply.  Delays in supply may significantly hurt our ability to fulfill our contractual obligations and may significantly hurt our business and result of operations.  In addition, we may not be able to continue to obtain such components from these suppliers on satisfactory commercial terms.  Disruptions of our manufacturing operations would ensue if we were required to obtain components from alternative sources, which would have an adverse effect on our business, results of operations and financial condition.

Rapid technological changes may adversely affect the market acceptance of our products and could adversely affect our business, financial condition and results of operations.

The market in which we compete is subject to technological changes, introduction of new products, change in customer demands and evolving industry standards.  Our future success will depend upon our ability to keep pace with technological developments and to timely address the increasingly sophisticated needs of our customers by supporting existing and new technologies and by developing and introducing enhancements to our current products and new products.  We may not be successful in developing and marketing enhancements to our products that will respond to technological change, evolving industry standards or customer requirements.  In addition, we may experience difficulties that could delay or prevent the successful development, introduction and sale of such enhancements and such enhancements may not adequately meet the requirements of the market and may not achieve any significant degrees of market acceptance.  If release dates of our new products or enhancements are delayed or, if when released, they fail to achieve market acceptance, our business, operating results and financial condition may be adversely affected.

Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business.

Cyber-attacks or other breaches of network or IT security, natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attack, malware, computer viruses and other means of unauthorized access.  The potential liabilities associated with these events could exceed the insurance coverage we maintain.  Our inability to operate our facilities as a result of such events, even for a limited period of time, may result in significant expenses or loss of market share to other competitors in the defense electronics market.  In addition, a failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation.  To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material adverse effect on our business, operating results and financial condition.

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The Company’s future results may be affected by various legal and regulatory proceedings and legal compliance risks, including those involving product liability, antitrust, intellectual property, environmental, the U.S. Foreign Corrupt Practices Act and other anti-bribery, anti-corruption, or other matters.

The outcome of these legal proceedings may differ from the Company’s expectations because the outcomes of litigation, including regulatory matters, are often difficult to reliably predict. Various factors or developments can lead the Company to change current estimates of liabilities and related insurance receivables where applicable, or make such estimates for matters previously not susceptible of reasonable estimates, such as a significant judicial ruling or judgment, a significant settlement, significant regulatory developments or changes in applicable law. A future adverse ruling, settlement or unfavorable development could result in future charges that could have a material adverse effect on the Company’s results of operations or cash flows in any particular period.

We have limited business, sales and marketing experience in our UAV industry.

We have minimal operations. While we have plans for marketing our products and services, there can be no assurance that such efforts will be successful. Additionally, we are a newly-formed, development stage company with no prior experience in the UAV industry. We are entirely dependent on the services of our officers and directors, Mr. Sergio Camarero Blanco and Mr. Jesús Emilio Hoyos Quintero to build our customer base. Our company has no prior experience which it can rely upon in order to establish the number of customers to purchase from our Company. Prospective customers will be less likely to use our online platform than a competitor’s because we have no prior experience in this business.

Current management’s lack of experience in and with the UAV business means that it is difficult to assess, or make judgments about, our potential success.

Our officers and directors have no prior experience with or have never been employed in a job involving businesses and industries related to Unmanned Aerial Vehicles. Additionally, our officers and directors do not have a college or university degree, or other educational background in the business. With no direct training relating to industries associated with the lifestyle business, our officers and directors may not be fully aware of many of the specific requirements related to the business. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officers and directors’ future possible mistakes, lack of sophistication, judgment or experience in the business.

Our results of Corporate Solutions operations could be adversely affected by volatile or uncertain economic conditions.

Our business is affected by global macroeconomic conditions, which have recently included considerable uncertainty and volatility. Even without uncertainty and volatility, it is difficult for us to forecast future demand for our services due to the inherent difficulty in forecasting the direction and strength of economic cycles, and the short-term nature of many of our staffing assignments. This situation can be exacerbated by uncertain and volatile economic conditions, which may cause potential clients to reduce or defer projects for which they utilize our services, thereby negatively affecting demand for them. When it is difficult for us to accurately forecast future demand, we may not be able to determine the optimal level of personnel and office investments necessary to profitably operate our business or take advantage of growth opportunities.

Furthermore, our profitability will be sensitive to decreases in demand. When demand drops or remains low, our operating profit is likely to be impacted unfavorably as we experience a deleveraging of our selling and administrative expense base as expenses may not decline as quickly as revenues.

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In periods of decline, we may not be able to reduce selling and administrative expenses without negatively impacting the long-term potential of our branch network and brands. Additionally, during periods of decline or uncertainty, companies may slow at the rate at which they pay their vendors, or they may become unable to pay their obligations. If our clients become unable to pay amounts owed to us, or pay us more slowly, then our cash flow and profitability may suffer.

There is a risk that any economic recovery may be short-lived and uneven, and may not result in increased demand for our Corporate Solutions services.

During periods of economic contraction or weak economic growth, we expect the demand for our staffing services to typically decline, and these declines may be prolonged even if other economic indicators turn positive. We believe that our business will decline during a global economic downturn, as clients/potential clients will require fewer of our workforce solutions and services, and there is a risk that even if overall global economic conditions improve, we will continue to experience declines in all, or in portions, of our business. Recoveries are difficult to predict, and may be short-lived, slow or uneven, with some regions, or countries within a region, continuing to experience declines or weakness in economic activity while others improve. Differing economic conditions and patterns of economic growth or contraction in the geographical regions in which we operate may affect demand for our solutions and services. Even if global economic conditions improve, it may not result in uniform, or any, increases in demand for our solutions and services within the markets where our business is concentrated.

We may lack the speed and agility to respond to the needs of our Corporate Solutions clients.

There is a risk we may not be able to respond with sufficient speed and agility to the needs of our (potential) clients, which may change rapidly as their businesses evolve. The size and breadth of our organization may make it difficult for us to effectively manage our resources and provide coordinated solutions to our clients who require our services in multiple locations. We see a trend in more multi-country and enterprise-level relationships and we may have difficulty in profitably managing and delivering projects involving multiple countries. If we are not effective at meeting the needs of our current and prospective clients, or our competitors are more agile or effective at doing so, our business and financial results could be materially adversely affected.

The worldwide employment services industry is highly competitive with limited barriers to entry, which could limit our ability to maintain or increase our market share or profitability.

The worldwide employment services industry is highly competitive with limited barriers to entry, and in recent years has undergone significant consolidation. We intend to compete in markets throughout the world with full-service and specialized employment services agencies. Several of our global competitors, including ManpowerGroup, Adecco S.A. and Randstad Holding N.V., have very substantial marketing and financial resources, and are better positioned in certain markets. Portions of our industry may become increasingly commoditized, with the result that competition in key areas could become more focused on pricing. We expect that we will continue to experience pressure on price from competitors and clients. There is a risk that we will not compete effectively, including on price, which could limit our ability to maintain or increase our market share and could adversely affect our profitability. This may worsen as clients increasingly take advantage of low-cost alternatives including using their own in-house resources rather than engaging a third party.

We may be unable to effectively implement our business strategy for our Corporate Solutions segment, and there can be no assurance that we will achieve our objectives.

Our business strategy focuses on growing revenues while improving our operating profits. An important element of our strategy is our effort to diversify our revenues beyond our core staffing and employment services through the sale of corporate solutions that have higher operating margins. These corporate solutions are often unique, non-repeatable and tailored to a client’s needs, and present costs, risk and complexity that may be difficult to calculate.

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These solutions may be unprofitable if we are not able to accurately anticipate these costs and risks in our pricing for these solutions, including failure to structure a solution to ensure we recover our initial investments, or if we do not have an adequate delivery plan for these solutions.

Our business strategy also includes continuing efforts to optimize our organizational structure, programs, technology and delivery of services to make us a more agile and effective competitor, to reduce the cost of operating our business and to increase our operating profit and operating profit margin. We may not be successful in these efforts and, we may fail to prevent the return of costs previously eliminated as part of our simplification efforts. If we are not successful in implementing our business strategy or achieving the anticipated results, our business, financial condition and results of operations could be materially adversely affected.

Our performance on Corporate Solutions contracts may be adversely affected if we or third parties fail to deliver on commitments.

Our contracts may be increasingly complex and, in some instances, require that we partner with other parties to provide the corporate solutions required by our clients. Our ability to deliver these solutions and provide the services required by our clients is dependent on our and our partners' ability to meet our clients' delivery requirements and schedules. If we or our partners fail to deliver services on time and in accordance with contractual performance obligations, then our ability to successfully complete our contracts may be adversely affected, which may have a material and adverse impact on our client relations, revenues and profitability.

Our results of Corporate Solutions operations and ability to grow could be materially negatively affected if we cannot successfully keep pace with technological changes in the development and implementation of our services and solutions.

Our success depends on our ability to keep pace with rapid technological changes in the development and implementation of our Corporate Solutions services and solutions. Our business is reliant on a variety of technologies, including those which support applicant on-boarding and tracking systems, order management, billing, and client data analytics. There is a risk we will not sufficiently invest in technology or industry developments, or evolve our business with the right strategic investments, or at sufficient speed and scale, to adapt to changes in our marketplace. Similarly, from time to time we may make strategic commitments to particular technologies to recruit, manage or analyze our workforce or support our business, and there is a risk they will be unsuccessful. These and similar risks could have a negative effect on our services and solutions, our results of operations, and our ability to develop and maintain a competitive advantage in the marketplace.

We could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or client data, including personal data.

In connection with the operation of our business, we store, process and transmit a large amount of data, including personnel and payment information, about our employees, clients, associates and candidates, a portion of which is confidential and/or personally sensitive. In doing so, we rely on our own technology and systems, and those of third party vendors we use for a variety of processes. We and our third party vendors have established policies and procedures to help protect the security and privacy of this information. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

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Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we and our third party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we introduce new services and offerings, such as mobile technology. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions and countries in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

Government regulations may result in prohibition or restriction of certain types of employment services or the imposition of additional licensing or tax requirements that may reduce our future earnings.

In many jurisdictions in which we intend to operate, the employment services industry is heavily regulated. For example, governmental regulations in Germany restrict the length of contracts and the industries in which our associates may be used. In some countries, special taxes, fees or costs are imposed in connection with the use of our associates. Additionally, in some countries, trade unions have used the political process to target our industry, in an effort to increase the regulatory burden and expense associated with offering or utilizing contingent workforce solutions.

    The countries in which we operate may, among other things:

•	create additional regulations that prohibit or restrict the types of employment services that we currently provide;

•	require new or additional benefits be paid to our associates;

•	require us to obtain additional licensing to provide employment services; or

•	increase taxes, such as sales or value-added taxes.

Any future regulations may have a material adverse effect on our business and financial results because they may make it more difficult or expensive for us to continue to provide employment services, particularly if we cannot pass along increases in direct costs to our clients.

We may incur significant costs in the development and implementation of new businesses with no guarantee of success.

In order to remain competitive and expand our business, we have developed, and expect to continue to develop, in-center and ancillary businesses. We may incur significant costs in the development of these businesses, some of which may be outside of our core competency. In addition, we cannot guarantee that these businesses will be successful and contribute to earnings.

We are subject to risks associated with international operations; we expect to generate a significant portion of our sales from customers located in countries that may be adversely affected by political or economic instability and corruption.

We are a company with worldwide operations. We expect to derive an increasing portion of our sales and future growth from regions that may be more susceptible to political or economic instability. In addition, in many less-developed markets, we may rely heavily on third-party distributors and other agents for the marketing and distribution of our products and capabilities.

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Many of these distributors do not have internal compliance resources comparable to ours. Business activities in many of these markets may be susceptible to corruption. If our efforts to screen third-party agents and detect cases of potential misconduct fail, we could be held responsible for the noncompliance of these third parties under applicable laws and regulations, which may adversely affect our reputation and our business, financial condition or results of operations.

We may be reliant on export sales which will subject us to many risks inherent in engaging in international business, including:

•	Limitations and disruptions resulting from the imposition of government controls;
•	Changes in regulatory requirements;
•	Export license requirements;
•	Economic or political instability;
•	Trade restrictions;
•	Changes in tariffs;
•	Currency fluctuations;
•	Long receivable collection periods and greater difficulty in accounts receivable collection;
•	Great difficulty in safeguarding intellectual property;
•	Difficulties in managing overseas subsidiaries and international operations; and
•	Potential adverse tax consequences.

Any of these risks could materially affect our international operations, which may adversely affect our business, results of operations and financial condition.

Failure to comply with antibribery and corruption laws could adversely affect our business.

We are additionally subject to numerous legal and regulatory requirements that prohibit bribery and corrupt acts. These include the Foreign Corrupt Practices Act and the UK Bribery Act 2010, as well as similar legislation in many of the countries in which we operate. We have in place a global anticorruption compliance program designed to ensure compliance with these laws and regulations. However, there are no assurances our compliance program will be effective. In many countries where we operate, practices in the local business community may not conform to international business standards and could violate anticorruption law or regulations. Furthermore, we remain subject to the risk that a full-time, temporary or contract employee could engage in business practices that are prohibited by our policies and these laws and regulations. Any such violations could adversely affect our business.

We may be exposed to employment-related claims and costs from clients or third parties that could materially adversely affect our business, financial condition and results of operations.

We are in the business of employing people and placing them in the workplaces of other businesses. Risks relating to these activities include:

•	claims arising out of the actions or inactions of our associates, including matters for which we may have indemnified a client;
•	claims by our associates of discrimination or harassment directed at them, including claims relating to actions of our clients;
•	claims related to the employment of undocumented or illegal workers;
•	payment of workers’ compensation claims and other similar claims;
•	violations of employee pay and benefits requirements such as violations of wage and hour requirements;
•	retroactive entitlement to employee benefits;
•	errors and omissions of our associates, particularly in the case of professionals, such as accountants; and
•	claims by our clients relating to our associates’ misuse of clients’ proprietary information, misappropriation of funds, other criminal activity or torts or other similar claims.

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We may incur fines and other losses or negative publicity with respect to these problems. In addition, some or all of these claims may give rise to litigation, which could be time-consuming to our management team and costly and could have a negative impact on our business.

We cannot be certain our insurance will be sufficient in amount or scope to cover all claims that may be asserted against us. Should the ultimate judgments or settlements exceed our insurance coverage, they could have a material effect on our results of operations, financial position and cash flows. We cannot be certain we will be able to obtain appropriate types or levels of insurance in the future, that adequate replacement policies will be available on acceptable terms, if at all, or that the companies from which we have obtained insurance will be able to pay claims we make under such policies.

Our business exposes us to competition law risk.

We will be subjected to antitrust and competition law in the United States, the European Union, and many other regions in which we intend to and operate in. Some of our business models may carry a heightened risk of regulatory inquiry under relevant competition laws. Although we have put in place safeguards designed to maintain compliance with applicable competition laws, there can be no assurance these protections will be adequate, and there is a risk that we will be subject to regulatory investigation by relevant authorities.

There is no assurance we will successfully defend against such regulatory inquiries, and they may consume substantial amounts of our financial and managerial resources, and result in adverse publicity, even if successfully resolved. An unfavorable outcome with respect to these matters and any future matters could, individually or in the aggregate, result in substantial liabilities that have a material adverse effect upon our business, financial condition or results of operations.

Changes in sentiment toward the staffing industry could affect the marketplace for our services.

From time to time, the staffing industry has come under criticism from unions, works councils, regulatory agencies and other constituents that maintain that labor and employment protections, such as wage and benefits regulations, are subverted when clients use contingent staffing services. Our business is dependent on the continued acceptance of contingent staffing arrangements as a source of flexible labor for our clients. If attitudes or business practices in some locations change due to pressure from organized labor, political groups or regulatory agencies, it could have a material adverse effect on our business, results of operation and financial condition.

We may not be able to generate revenues from international operations and may encounter significant difficulties in connection with the sale of our products and services in international markets.

In addition, as we intend to become a SEC registrant, we will be subject to the regulations imposed by the Foreign Corrupt Practices Act, or FCPA, which generally prohibits registrants and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business or obtaining an improper business benefit.  We have adopted proactive procedures to promote compliance with the FCPA, but we may be held liable for actions taken by our strategic or local partners or agents even though these partners or agents may not themselves be subject to the FCPA. Any determination that we have violated the FCPA could materially and adversely affect our business, results of operations and financial condition.

We are subject to risks associated with currency exchange rate fluctuations in the world markets in which we conduct business.

Most of our revenues are expected to be derived from sales denominated in dollars or are linked to the dollar.  However, a portion of our expenses, principally salaries and related personnel expenses, are expected to be incurred in other currencies.  Therefore, our costs in such other currencies, as expressed in dollars, are influenced by the exchange rate between the dollar and the relevant currency.

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We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

As of December 31, 2015, the Company had 58,957,000 shares of common stock issued and outstanding. Pursuant to our Articles of Incorporation, we have authorized 900,000,000 total shares, of which 800,000,000 were designated for the common stock. Accordingly, we may issue up to an additional 741,043,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

If we do not obtain additional financing, our business may fail.

The current burn rate is the cost associated with running our operations and is projected to increase substantially once operations begin. We anticipate requiring at least $500,000 over the next 12 months to satisfy our cash needs, which, even if we sold all shares in this offering, would not be reached.

We anticipate that additional funding will be needed for general administrative expenses, website development and marketing costs, establishing an advertising and marketing program, research & development, and general corporate expenses. We intend to raise the required funds through additional equity and/or debt placements. However, there is no guarantee that we will be able to raise the required cash and because of this our business may fail. The specific cost requirements needed to maintain operations will depend upon demand generated from potential clients but initial projections are discussed in the Plan of Operations.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

Failure by us to respond to changes in consumer preferences could result in lack of revenues and may force us out of business.

The markets for our products and services are influenced by rapidly changing technology, evolving industry standards and changing customer requirements. Our future success will depend on our ability to enhance our current products and services, advertise and market our services and respond to emerging industry standards and other technological changes on a timely and cost effective basis. There can be no assurance that we will be successful in enhancing our existing service offerings on a timely basis or that any new enhancements will achieve market acceptance. If we fail to anticipate, or respond adequately, to changes in technology and customer preferences these events could have a material adverse effect on our business, financial condition and results of operation.

It is uncertain whether we can obtain a customer base.

We do not have any oral or written agreements with any customers. Customers may choose to procure services and products from companies other than ours. Such actions will adversely affect our financial condition and results of operations.

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We may not have access to a qualified workforce.

In order to carry out our business plan, we will initially rely on a small work force comprised of contract labor rather than permanent employees. Consequently, we are faced with a risk of not being able to access a sufficient number of suitable independent contractors to maintain a necessary level of operation.

We will need to expand our skilled personnel and retain those personnel that we do hire.

We will be required to hire and retain skilled employees at all levels of our operations in a market where such qualified employees might be in high demand and subject to receiving competing offers.  The inability to hire needed employees on a timely basis and/or the inability to retain those that we do hire could have a material adverse effect on our ability to meet the schedules of our strategic plan.

We have minimal operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on June 11, 2015 and have very limited operations. We have generated no revenue as of September 30, 2015. Our business is still under the developmental stage. We have limited operating history upon which an evaluation of our future success or failure can be made. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development and marketing of our products and services. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

We are dependent on certain key personnel.

The Company is dependent on the services of its Chief Executive Officer, Chief Financial Officer and consultants hired.   The loss of services of any of these individuals could impair the Company’s ability to execute its planned transactions, and manage the operations of the business, and could have a material adverse effect on the Company’s business, financial condition and results of operations.

We do not have any employment agreements or maintain key person life insurance policies on our officers, directors and consultants. We do not anticipate entering into employment agreements with them or acquiring insurance in the foreseeable future.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for our products and services. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide online platforms and exchanges demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Because our current president and officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Sergio Camarero Blanco and Mr. Jesús Emilio Hoyos Quintero, our officers and directors, currently devote approximately twenty hours each per month, providing management services to us. While they presently possess adequate time to attend to our interest, it is possible that the demands on them from other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Sergio Camarero Blanco and/or Mr. Jesús Emilio Hoyos Quintero to our Company could negatively impact our business development.

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We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our consolidated financial statements on a quarterly basis and audit our consolidated financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior September 30, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

Had a public float of less than $ 75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

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We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

RISK FACTORS RELATED TO OUR COMMON STOCK

We are selling our offering of 10,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 10,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers, Mr. Sergio Camarero Blanco and Mr. Jesús Emilio Hoyos Quintero who will receive no commissions. They will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

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Because there are no minimum proceeds the Company can receive from its offering of 10,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 10,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the Company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

The concentration of the Company’s capital stock ownership by certain shareholders will limit its stockholders’ ability to influence corporate matters and may involve other risks.

As of September 30, 2015, Arc Capital Ltd, an investment entity controlled by Ms. Mengying Wang of Wuxi, China is currently the beneficial owner of an aggregate of approximately 37.74% of the Company’s outstanding common stock, and 50% of the outstanding shares of preferred stock Series A. This concentrated control limits the ability of the Company’s other stockholders to influence corporate matters and, as a result, the Company may take actions with which its other stockholders do not agree.

You will be relying on the judgment of our management regarding our use of proceeds.

We expect to use the net proceeds for general corporate purposes, including working capital and capital expenditures. Consequently, our management will have significant flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management regarding the application of the proceeds.  Our management will have the ability to apply the proceeds of this offering as it deems appropriate without shareholder approval.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”. A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on NASDAQ nor on any other exchange nor are they quoted on the OTC Markets. Following the date that the registration statement is declared effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for a stock symbol and for our shares to be quoted on the OTC Markets. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Markets, it is very likely that our stock will be considered a “penny stock.” In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

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In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the OTC Markets after a prospectus is declared effective by the SEC. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Markets. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Markets and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the continued development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

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We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under Section 102(B)(1).

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply for so long as the Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We have arbitrarily determined the price of the Units.

We have arbitrarily set the price of the Units without specific reference to the status of the securities market and other relevant factors, such as the book value of our shares or any other financial ratio or metric. The offering price for the Units should not be considered an indication of the actual value of the Units and is not based on our net worth or prior earnings.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

We would receive proceeds upon the sale of the 10,000,000 shares of common stock by the Company and if successful in selling all these shares will realize approximately $2,144,000. Proceeds, if any, received from the sale of such common stock by the Company, will be used for working capital and to support our commercialization activities for our products and services.

Our public offering of 10,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.22.

Nova will apply the proceeds from the offering to pay for accounting fees, legal and professional fees associated with the offering. The total estimated costs of the offering ($56,000) do not exceed the maximum amount of gross offering proceeds ($2,200,000). The estimated costs of the offering, which principally relate to professional costs, are estimated to consist of:

Amount
Item	(US$)
Legal Fees	$30,000
Accounting Fees	20,000
Miscellaneous	5,000
Printing Costs	500
SEC Registration Fee	717
Transfer Agent Fees	—
TOTAL	$56,217

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Nova will pay all costs related to this offering. If the amount of offering costs exceed the amount raised, this amount in excess of the offering proceeds will be paid when necessary or otherwise accrued on the books and records of Nova until we are able to pay the full amounts due either from revenues or loans from our president and chief executive officer, related or unrelated parties that we may approach. A significant portion of the estimated costs of the offering ($56,217) are legal fees ($30,000) and accounting fees ($20,000). Absent sufficient revenues to pay these amounts, we will seek financial assistance either from our president and chief executive officer, chief financial officer or shareholders or possibly third party business associates of our president and chief executive officer who may agree to loan us the funds necessary to cover the balance of outstanding professional and related fees related to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and the professional service providers insist upon payment. Absent the above, Mr. Blanco and Mr. Quintero will attempt to seek sufficient funding personally for the amounts due and, if successful in obtaining these funds, to lend it to the Company on an interest rate of 6%.

Our offering is being made on a best efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The fixed offering price per share is $0.22. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $2,200,000 as anticipated. The following scenarios are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

Gross Proceeds from Offering	$2,200,000	$1,650,000	$1,100,000	$550,000
Offering Costs	$56,217	$56,217	$56,217	$56,217
Net Proceeds	$2,143,783	$1,593,783	$1,043,783	$493,783
Website development	$300,000	$240,000	$170,000	$100,000
Capital expenditures	$260,000	$200,000	$130,000	$50,000
Sales, general and administrative expenses	$390,000	$315,000	$220,000	$75,000
Professional services	$320,000	$220,000	$140,000	$70,000
UAV Research & Development	$620,000	$448,783	$283,783	$168,783
Inventory	$240,000	$170,000	$100,000	$30,000
Total	$13,783	$0	$0	$0

Our plans may change if the proceeds raised from this offering are insufficient for the Company to execute our 12 month business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the 10,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

 The price of our offering of 10,000,000 shares is fixed at $0.22 per share. This price is significantly higher than the average price per share paid by CBC Consultants Ltd. on August 28, 2015, Capital Flows Ltd. on August 24, 2015, and the average price per share paid as compensation for valuable services rendered to the Company for the 58,300,000 shares of common stock issued and outstanding as of September 30, 2015. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s common stock after completion of this Offering.

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Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of September 30, 2015, the net tangible book value of our total equity was $4,246 or $0.0001 per share based upon 58,300,000 shares outstanding.  The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	0.2200	0.2200	0.2200	0.2200
Net tangible book value per share before offering	0.0001	0.0001	0.0001	0.0001
Increase per share attributable to investors	0.0314	0.0242	0.0165	0.0081
Pro forma net tangible book value per share after offering	0.0315	0.0243	0.0166	0.0082
Dilution per share to investors	0.1885	0.1957	0.2034	0.2118

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

	Price Per Share	Number of Shares Held	Percentage of Ownership	Consideration
10,000,000 shares sold
Existing shareholders	$0.002	58,300,000	85.4%	$112,6500 (1)
Investors in this offering	$0.220	10,000,000	14.6%	$2,200,000

7,500,000 shares sold
Existing shareholders	$0.002	58,300,000	89.0%	$112,650 (1)
Investors in this offering	$0.220	7,500,000	11.0%	$1,650,000

5,000,000 shares sold
Existing shareholders	$0.002	58,300,000	92.7%	$112,650 (1)
Investors in this offering	$0.220	5,000,000	7.3%	$1,100,000

2,500,000 shares sold
Existing shareholders	$0.002	58,300,000	96.3%	$112,650 (1)
Investors in this offering	$0.220	2,500,000	3.7%	$550,000

(1)	The Company has valued the shares granted to the consultants for their services at $0.0001 per share for a total value of $13,600. $800 of this was deemed contributed services by our president and CEO Sergio Camarero Blanco and another $800 by our CFO Jesús Emilio Hoyos Quintero. $12,000 of this was expensed for services provided by unaffiliated persons. The Company has valued the 2,900,000 shares of common stock and 100 shares of preferred series B stock granted to Capital Flows Ltd on August 24, 2015 for investment with a total value of $10,000. The Company has valued the 2,900,000 shares of common stock and 100 shares of preferred series B stock granted to CBC Consultants Ltd on August 28, 2015 for investment with a total value of $10,000. The Company has valued the 527,000 shares granted to Reg-S investors at $0.15 per share for a total value of $79,050.

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SELLING SECURITY HOLDERS

The relationship between the registrant and the selling security holders within the last three years are disclosed below. There is no known other relationships that exist between the registrant and the selling security holders other than the relationships disclosed. The selling security holders listed below possess issued but unregistered shares. The significance of registering their shares is to allow the selling security holders to sell their shares to the public.

On June 20, 2015, the Company engaged the services of Mr. Carlos Guillermo Lopez Martinez with a board resolution. Under this board resolution, filed as Exhibit 10.1, Mr. Martinez acquired 2,900,000 shares of our common stock and 50 shares of our convertible Preferred series E stock for the completion of listing the company in the OTC Markets, including an Audit and Completion of the S-1, as well as for securing certain business relations that will turn fruitful for the Company.

As of the closing date of these transactions and the filing date of this Registration Statement, 2,900,000 of the shares of the Company’s common stock have been issued to Carlos Guillermo Lopez Martinez but not registered.

On June 20, 2015, the Company engaged the services of Mr. Abraham Dominguez Cinta with a board resolution. Under this board resolution, filed as Exhibit 10.1, Mr. Cinta acquired 2,900,000 shares of our common stock and 50 shares of our convertible Preferred series E stock for the completion of listing the company in the OTC Markets, including an Audit and Completion of the S-1, as well as for securing certain business relations that will turn fruitful for the Company.

As of the closing date of these transactions and the filing date of this Registration Statement, 2,900,000 of the shares of the Company’s common stock have been issued to Abraham Dominguez Cinta but not registered.

On June 20, 2015, the Company engaged the services of Mr. Rory Man Lok San with a board resolution. Under this board resolution, filed as Exhibit 10.1, Mr. San acquired 2,900,000 shares of our common stock and 50 shares of our convertible Preferred series E stock for the completion of listing the company in the OTC Markets, including an Audit and Completion of the S-1, as well as for securing certain business relations that will turn fruitful for the Company. As of the closing date of these transactions and the filing date of this Registration Statement, 2,900,000 of the shares of the Common Stock have been issued to Rory Man Lok San but not registered.

On June 23, 2015, the Company entered into a Consulting Agreement, filed as Exhibit 10.2 with Ms. Xiaoyue Zhang. Under this Consulting Agreement, Ms. Zhang acquired 2,900,000 shares of our common stock in exchange for administration and business development advice regarding the business in Asia.

As of the closing date of these transactions and the filing date of this Registration Statement, 2,900,000 of the shares of the Common Stock have been issued to Xiaoyue Zhang but not registered.

On August 24, 2015, the Company entered into a Stock Purchase Agreement, filed as Exhibit 10.3 with Capital Flows Ltd, a privately-held company organized under the laws of the British Virgin Islands. Under this Stock Purchase Agreement, Capital Flows Ltd acquired 2,900,000 shares of our common stock and 100 convertible preferred shares series B in exchange for $10,000. The natural person that has the ultimate voting or investment control over the shares held by Capital Flows Ltd. is Xiaolan Wang. The Company restricts the conversion of the convertible preferred series B stock by all shareholders to a maximum holding of 4.99% shares of common stock outstanding.

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As of the closing date of this transactions and the filing date of this Registration Statement, 2,900,000 of the shares of the Common Stock have been issued to Capital Flows Ltd but not registered.

On August 28, 2015, the Company entered into a Stock Purchase Agreement, filed as Exhibit 10.4 with CBC Consultants Ltd, a privately-held company organized under the laws of the British Virgin Islands. Under this Stock Purchase Agreement, CBC Consultants Ltd acquired 2,900,000 shares of our common stock and 100 convertible preferred shares series B in exchange for $10,000. The natural person that has the ultimate voting or investment control over the shares held by CBC Consultants Ltd. is Cristina Martinez. The Company restricts the conversion of the convertible preferred series B stock by all shareholders to a maximum holding of 4.99% shares of common stock outstanding.

As of the closing date of this transactions and the filing date of this Registration Statement, 2,900,000 of the shares of the Common Stock have been issued to CBC Consultants Ltd but not registered.

On September 24, 2015, the Company entered into a Stock Purchase Agreement, filed as Exhibit 10.5 with Andalucian Assets Limited, a privately-held company organized under the laws of the British Virgin Islands. Under this Stock Purchase Agreement, Andalucian Assets limited acquired 100,000 shares of our common stock in exchange for $10,000, which was received on November 5, 2015. The natural person that has the ultimate voting or investment control over the shares held by Andalucian Assets Limited, is Genaro Alonso Hoyos Duque, who is the father of the CFO Jesús Emilio Hoyos Quintero.

As of the closing date of this transactions and the filing date of this Registration Statement, 100,000 of the shares of the Common Stock have been issued to Andalucian Assets Limited, but not registered.

The Company sold shares of common stock to 27 non U.S. citizens that entered into a Private Stock Offering under Regulation S for Nova’s common stock that commenced July 29, 2015, filed as Exhibit 10.6. A total of 529,000 shares were sold as of this date.

As of the closing date of these transactions and the filing date of this Registration Statement, 529,000 of the shares of the Common Stock have been issued to the Regulation S non U.S. citizen investors but not registered. All of the shares from these transactions will be registered under this offering. The name of the shareholders for their respective number of shares to be registered in this offering is included in the tables below.

On November 26, 2015, the Company entered into a Stock Purchase Agreement, filed as Exhibit 10.7 with Yu Lin. Under this Stock Purchase Agreement, Yu Lin acquired 15,000 shares of our common stock in exchange for $3,300.

As of the closing date of this transactions and the filing date of this Registration Statement, 15,000 of the shares of the Common Stock have been issued to Yu Lin, but not registered.

On December 4, 2015, the Company entered into a Stock Purchase Agreement, filed as Exhibit 10.8 with Ziqi Zhang. Under this Stock Purchase Agreement, Ziqi Zhang acquired 15,000 shares of our common stock in exchange for $3,300.

As of the closing date of this transactions and the filing date of this Registration Statement, 15,000 of the shares of the Common Stock have been issued to Ziqi Zhang, but not registered.

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The following table shows the following information about the Selling Stockholders:

1.	the number of shares of our common stock that the Selling Stockholders beneficially owned as of the business day immediately prior to the filing of our Registration Statement;
2.	the number of shares covered by this Prospectus; and
3.	the number of shares to be retained after this offering, if any.

All figures in this table assume the issuance and subsequent disposition of all shares. As represented to us by the Selling Shareholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers. The percentage in the column “Percentage of Share Owned Prior to Offering” was calculated by dividing the total number of shares owned prior to offering by the total issued and outstanding number of shares prior to the offering equivalent to 58,957,000 as of December 31, 2015. The numbers in the “Percentage of Shares Owned After the Offering Assuming No Shares are Sold in the Offering” assume that no shares are sold in both the primary and secondary offering.

Name	Total Number of Shares Owned Prior to Offering	Percentage of Shares Owned Prior to Offering	Number of Shares Being Offered	Total Number of Shares Owned After the Offering Assuming All of the Shares Registered Herein are Sold in the Offering	Percentage of Shares Owned After the Offering Assuming All of the Shares are Sold in the Offering	Total Number of Shares Owned After the Offering Assuming All of the Shares Registered Herein are not Sold in the Offering	Percentage of Shares Owned After the Offering Assuming No Shares are Sold in the Offering
Carlos Guillermo Lopez Martinez	2,900,000[1]	4.92%	2,900,000	3,400,000	4.93%	3,400,000	4.93%
Abraham Dominguez Cinta	2,900,000[2]	4.92%	2,900,000	3,400,000	4.93%	3,400,000	4.93%
Rory Man Lok San	2,900,000[3]	4.92%	2,900,000	3,400,000	4.93%	3,400,000	4.93%
Xiaoyue Zhang	2,900,000[4]	4.92%	2,900,000	0	0%	2,900,000	4.21%
Capital Flows Ltd	2,900,000[5]	4.92%	2,900,000	3,000,000	4.35%	2,900,000	4.21%
CBC Consultants Ltd	2,900,000[6]	4.92%	2,900,000	3,000,000	4.35%	2,900,000	4.21%
Andalucian Assets Limited	100,000[7]	0.17%	100,000	0	0%	100,000	0.15%
Sebastian Walenz	20,000[8]	0.03%	20,000	0	0%	20,000	0.03%
Tomas Antonio Lozano Decrepito	6,000[9]	0.01%	6,000	0	0%	6,000	0.01%
Yiwen He	35,000[10]	0.06%	35,000	0	0%	35,000	0.05%
Wang Ying Ying	10,000[11]	0.02%	10,000	0	0%	10,000	0.02%
Janel Pinn-Chern Kok	100,000[12]	0.17%	100,000	0	0%	100,000	0.15%
Ong Poh Lim Mylene	100,000[13]	0.17%	100,000	0	0%	100,000	0.15%
Tan Wei Keong	100,000[14]	0.17%	100,000	0	0%	100,000	0.15%
Huh Sun Joo	134,000[15]	0.23%	134,000	0	0%	134,000	0.19%
Juan Shi	1,000[16]	0.00%	1,000	0	0%	1,000	0.00%
Mengying Wang	1,000[17]	0.00%	1,000	0	0%	1,000	0.00%
Ya Wei Zhang	1,000[18]	0.00%	1,000	0	0%	1,000	0.00%
Bi Yu Liang	1,000[19]	0.00%	1,000	0	0%	1,000	0.00%
Jin Ma	1,000[20]	0.00%	1,000	0	0%	1,000	0.00%
Shereez Martin	1,000[21]	0.00%	1,000	0	0%	1,000	0.00%
Yanngge Liu	1,000[22]	0.00%	1,000	0	0%	1,000	0.00%
Runsheng Zhang	1,000[23]	0.00%	1,000	0	0%	1,000	0.00%
Chen Lu	1,000[24]	0.00%	1,000	0	0%	1,000	0.00%
Fernando Torrecillas	1,000[25]	0.00%	1,000	0	0%	1,000	0.00%
Yefei Yang	1,000[26]	0.00%	1,000	0	0%	1,000	0.00%
Ting Ting Huang	1,000[27]	0.00%	1,000	0	0%	1,000	0.00%
Sheng Jie Cheng	1,000[28]	0.00%	1,000	0	0%	1,000	0.00%
Jia Guangming	1,000[29]	0.00%	1,000	0	0%	1,000	0.00%
Kan Qiang Song	1,000[30]	0.00%	1,000	0	0%	1,000	0.00%
Meng Xiao Yao	1,000[31]	0.00%	1,000	0	0%	1,000	0.00%
Jun Jun Shi	1,000[32]	0.00%	1,000	0	0%	1,000	0.00%
Bo Guan	4,000[33]	0.01%	4,000	0	0%	4,000	0.01%
Meng Ping Yao	1,000[34]	0.00%	1,000	0	0%	1,000	0.00%
Yu Lin	15,000[35]	0.03%	15,000	0	0%	15,000	0.02%
Ziqi Zhang	15,000[36]	0.03%	15,000	0	0%	15,000	0.02%

36

1Shares were for contributed services for listing the company in the OTC Markets, including an Audit and Completion of the S-1 as well as for securing certain business relations that will turn fruitful for the company by Carlos Guillermo Lopez Martinez but have not been registered.

2Shares were for contributed services for listing the company in the OTC Markets, including an Audit and Completion of the S-1 as well as for securing certain business relations that will turn fruitful for the company by Abraham Dominguez Cinta but have not been registered.

3Shares were for contributed services for listing the company in the OTC Markets, including an Audit and Completion of the S-1 as well as for securing certain business relations that will turn fruitful for the company by Rory Man Lok San but have not been registered.

4Shares were issued pursuant to the Consulting Agreement with Xiaoyue Zhang but have not been registered.

5Shares were issued pursuant to the Stock Purchase Agreement with Capital Flows Ltd but have not been registered.

6Shares were issued pursuant to the Stock Purchase Agreement with CBC Consultants Ltd but have not been registered.

7Shares were issued pursuant to the Stock Purchase Agreement with Andalucian Assets Limited but have not been registered.

8Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Sebastian Walenz but have not been registered.

9Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Tomas Antonio Lozano Decrepito but have not been registered.

10Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Yiwen He but have not been registered.

11Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Wang Ying Ying but have not been registered.

12Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Janel Pinn-Chern Kok but have not been registered.

13Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Ong Poh Lim Mylene but have not been registered.

14Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Tan Wei Keong but have not been registered.

15Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Huh Sun Joo but have not been registered.

16Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Juan Shi but have not been registered.

17Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Mengying Wang but have not been registered.

18Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Ya Wei Zhang but have not been registered.

19Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Bi Yu Liang but have not been registered.

20Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Jin Ma but have not been registered.

21Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Shereez Martin but have not been registered.

22Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Yangge Liu but have not been registered.

23Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Runsheng Zhang but have not been registered.

24Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Chen Lu but have not been registered.

25Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Fernando Torrecillas but have not been registered.

26Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Yefei Yang but have not been registered.

27Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Ting Ting Huang but have not been registered.

28Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Sheng Jie Cheng but have not been registered.

29Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Jia Guangming but have not been registered.

30Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Kan Qiang Song but have not been registered.

31Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Meng Xiao Yao but have not been registered.

32Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Jun Jun Shi but have not been registered.

33Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Bo Guan but have not been registered.

34Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Meng Ping Yao but have not been registered.

35Shares were issued pursuant to the Stock Purchase Agreement with Yu Lin but have not been registered.

36Shares were issued pursuant to the Stock Purchase Agreement with Ziqi Zhang but have not been registered.

37

All figures in this table assume the issuance and subsequent disposition of all shares, and CBC Consultants Ltd., Capital Flows Ltd, Carlos Guillermo Lopez Martinez, Abraham Dominguez Cinta and Xiaoyue Zhang utilizes their right to convert their convertible preferred series B and or E stock into common shares after the offering. As represented to us by the Selling Shareholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers. The percentage in the column “Percentage of Share Owned Prior to Offering” was calculated by dividing the total number of shares owned prior to offering by the total issued and outstanding number of shares prior to the offering equivalent to 58,957,000 as of December 31, 2015. The numbers in the “Percentage of Shares Owned After the Offering Assuming No Shares are Sold in the Offering” assume that no shares are sold in both the primary and secondary offering.

Name	Total Number of Shares Owned Prior to Offering	Percentage of Share Owned Prior to Offering	Number of Shares Being Offered	Total Number of Shares Owned After the Offering Assuming All of the Shares Registered Herein are Sold in the Offering	Percentage of Shares Owned After the Offering Assuming All of the Shares are Sold in the Offering	Total Number of Shares Owned After the Offering Assuming All of the Shares Registered Herein are not Sold in the Offering	Percentage of Shares Owned After the Offering Assuming No Shares are Sold in the Offering
Carlos Guillermo Lopez Martinez	2,900,000[1]	4.93%	2,900,000	3,400,000	4.93%	3,400,000	4.93%
Abraham Dominguez Cinta	2,900,000[2]	4.93%	2,900,000	3,400,000	4.93%	3,400,000	4.93%
Rory Man Lok San	2,900,000[3]	4.93%	2,900,000	3,400,000	4.93%	3,400,000	4.93%
Xiaoyue Zhang	2,900,000[4]	4.93%	2,900,000	0	0%	2,900,000	4.21%
Capital Flows Ltd	2,900,000[5]	4.93%	2,900,000	3,000,000	4.36%	2,900,000	4.21%
CBC Consultants Ltd	2,900,000[6]	4.93%	2,900,000	3,000,000	4.36%	2,900,000	4.21%
Andalucian Assets Limited	100,000[7]	0.17%	100,000	0	0%	100,000	0.15%
Sebastian Walenz	20,000[8]	0.03%	20,000	0	0%	20,000	0.03%
Tomas Antonio Lozano Decrepito	6,000[9]	0.01%	6,000	0	0%	6,000	0.01%
Yiwen He	35,000[10]	0.06%	35,000	0	0%	35,000	0.05%
Wang Ying Ying	10,000[11]	0.02%	10,000	0	0%	10,000	0.02%
Janel Pinn-Chern Kok	100,000[12]	0.17%	100,000	0	0%	100,000	0.15%
Ong Poh Lim Mylene	100,000[13]	0.17%	100,000	0	0%	100,000	0.15%
Tan Wei Keong	100,000[14]	0.17%	100,000	0	0%	100,000	0.15%
Huh Sun Joo	134,000[15]	0.23%	134,000	0	0%	134,000	0.19%
Juan Shi	1,000[16]	0.00%	1,000	0	0%	1,000	0.00%
Mengying Wang	1,000[17]	0.00%	1,000	0	0%	1,000	0.00%
Ya Wei Zhang	1,000[18]	0.00%	1,000	0	0%	1,000	0.00%
Bi Yu Liang	1,000[19]	0.00%	1,000	0	0%	1,000	0.00%
Jin Ma	1,000[20]	0.00%	1,000	0	0%	1,000	0.00%
Shereez Martin	1,000[21]	0.00%	1,000	0	0%	1,000	0.00%
Yanngge Liu	1,000[22]	0.00%	1,000	0	0%	1,000	0.00%
Runsheng Zhang	1,000[23]	0.00%	1,000	0	0%	1,000	0.00%
Chen Lu	1,000[24]	0.00%	1,000	0	0%	1,000	0.00%
Fernando Torrecillas	1,000[25]	0.00%	1,000	0	0%	1,000	0.00%
Yefei Yang	1,000[26]	0.00%	1,000	0	0%	1,000	0.00%
Ting Ting Huang	1,000[27]	0.00%	1,000	0	0%	1,000	0.00%
Sheng Jie Cheng	1,000[28]	0.00%	1,000	0	0%	1,000	0.00%
Jia Guangming	1,000[29]	0.00%	1,000	0	0%	1,000	0.00%
Kan Qiang Song	1,000[30]	0.00%	1,000	0	0%	1,000	0.00%
Meng Xiao Yao	1,000[31]	0.00%	1,000	0	0%	1,000	0.00%
Jun Jun Shi	1,000[32]	0.00%	1,000	0	0%	1,000	0.00%
Bo Guan	4,000[33]	0.01%	4,000	0	0%	4,000	0.01%
Meng Ping Yao	1,000[34]	0.00%	1,000	0	0%	1,000	0.00%
Yu Lin	15,000[35]	0.03%	15,000	0	0%	15,000	0.02%
Ziqi Zhang	15,000[36]	0.03%	15,000	0	0%	15,000	0.02%

38

1Shares were for contributed services for listing the company in the OTC Markets, including an Audit and Completion of the S-1 as well as for securing certain business relations that will turn fruitful for the company by Carlos Guillermo Lopez Martinez but have not been registered.

2Shares were for contributed services for listing the company in the OTC Markets, including an Audit and Completion of the S-1 as well as for securing certain business relations that will turn fruitful for the company by Abraham Dominguez Cinta but have not been registered.

3Shares were for contributed services for listing the company in the OTC Markets, including an Audit and Completion of the S-1 as well as for securing certain business relations that will turn fruitful for the company by Rory Man Lok San but have not been registered.

4Shares were issued pursuant to the Consulting Agreement with Xiaoyue Zhang but have not been registered.

5Shares were issued pursuant to the Stock Purchase Agreement with Capital Flows Ltd but have not been registered.

6Shares were issued pursuant to the Stock Purchase Agreement with CBC Consultants Ltd but have not been registered.

7Shares were issued pursuant to the Stock Purchase Agreement with Andalucian Assets Limited but have not been registered.

8Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Sebastian Walenz but have not been registered.

9Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Tomas Antonio Lozano Decrepito but have not been registered.

10Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Yiwen He but have not been registered.

11Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Wang Ying Ying but have not been registered.

12Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Janel Pinn-Chern Kok but have not been registered.

13Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Ong Poh Lim Mylene but have not been registered.

14Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Tan Wei Keong but have not been registered.

15Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Huh Sun Joo but have not been registered.

16Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Juan Shi but have not been registered.

17Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Mengying Wang but have not been registered.

18Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Ya Wei Zhang but have not been registered.

19Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Bi Yu Liang but have not been registered.

20Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Jin Ma but have not been registered.

21Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Shereez Martin but have not been registered.

22Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Yangge Liu but have not been registered.

23Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Runsheng Zhang but have not been registered.

24Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Chen Lu but have not been registered.

25Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Fernando Torrecillas but have not been registered.

26Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Yefei Yang but have not been registered.

27Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Ting Ting Huang but have not been registered.

28Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Sheng Jie Cheng but have not been registered.

29Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Jia Guangming but have not been registered.

30Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Kan Qiang Song but have not been registered.

31Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Meng Xiao Yao but have not been registered.

32Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Jun Jun Shi but have not been registered.

33Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Bo Guan but have not been registered.

34Shares issued pursuant to the Private Stock Offering pursuant to Regulation S for Meng Ping Yao but have not been registered.

35Shares were issued pursuant to the Stock Purchase Agreement with Yu Lin but have not been registered.

36Shares were issued pursuant to the Stock Purchase Agreement with Ziqi Zhang but have not been registered.

39

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. Any such summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective investors. Prospective investors of securities are urged to consult their own tax advisors prior to investing in the securities.

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 10,000,000 Shares

Nova has 58,957,000 common shares of common stock issued and outstanding as of the date of this Prospectus. The Company is registering an additional 10,000,000 shares of its common stock for sale at the fixed offering price of $0.22 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Mr. Sergio Camarero Blanco and Mr. Jesús Emilio Hoyos Quintero will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Blanco and Mr. Quintero are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Blanco and Mr. Quintero will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Blanco and Mr. Quintero are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Blanco and Mr. Quintero will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Blanco and Mr. Quintero will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Nova will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.22 for the duration of this offering. The shares will be sold at the fixed price until the common stock becomes quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a securities exchange. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Markets. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. The selling stockholders will be offering shares at a fixed price of $0.22 per share until our common stock becomes quoted or listed but the Company is offering our shares at a fixed price of $0.22 for the duration of the offering.

40

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.22 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Nova has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. Nova will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

We will not be offering the 18,057,000 common shares currently owned by, and now being registered on behalf of, CBC Consultants Ltd, Capital Flows Ltd,Andalucian Assets Limited, Martinez, San, Cinta, Zhang, and all the shareholders of the Reg-S private offering directly to the public. Rather, each of these parties will be responsible for placing their respective shares on account with a broker, and, at their sole discretion, will, subject to any volume limitations of Rule 144(e)(1), selling such shares through their respective broker into the secondary market. We will not receive any proceeds from any such sales.

Terms of the Offering

The shares will be sold at the fixed price of $0.22 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 18 months. At the discretion of our Board of Directors, we may discontinue the offering before expiration of the 18 month period. The selling stockholders will be offering shares at a fixed price of $0.22 per share until our common stock becomes quoted or listed but the Company is offering our shares at a fixed price of $0.22 for the duration of the offering.

 Penny Stock Rules

Our stock is a penny stock.  The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.

41

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

42

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock. Our authorized capital stock consists of 800,000,000 shares of common stock, $0.0001 par value per share and 100,000,000 shares of preferred stock. As of September 30, 2015, there were 58,300,000 shares of our common stock issued and outstanding, 4 shares of convertible Series A preferred stock, 200 shares of convertible Series B preferred stock, and 150 shares of convertible Series E preferred stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Except as otherwise required by Florida law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of the Company’s securities.

As of the date of this Prospectus we had 58,957,000 shares of common stock issued and outstanding. 10,000,000 shares are registered with this offering, resulting in 68,957,000 shares of common stock to be issued and outstanding upon this prospectus becoming effective.

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Preferred Stock

Our Articles of Incorporation authorize us to issue up to 100,000,000 shares of preferred stock, $0.0001 par value. Our Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that our Board of Directors’ power to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing or acquisition transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding preferred stock could also have the effect of delaying, deterring or preventing a change in control of our company.

As of the date of this prospectus we had 4 shares of convertible Series A preferred stock, 200 shares of convertible Series B preferred stock, and 150 shares of convertible Series E preferred stock issued and outstanding. Further, we have no present plans to issue any additional shares of preferred stock.

Rule 144 Shares

As of the date of this prospectus, we have issued 58,957,000 shares. Mr. Sergio Camarero Blanco and Mr. Jesús Emilio Hoyos Quintero beneficially own 8,000,000 and 8,000,000 shares of our common stock, respectively. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

(i)	We are not a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii)	We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii)	If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are not considered to be a shell company under the Regulations. Our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Law Office of Matheau J. W. Stout, Esq. has provided an opinion on the validity of our common stock.

The consolidated financial statements included in this prospectus and the registration statement have been audited by Accell Audit & Compliance, PA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Organization within the last five years

On June 11, 2015, the Company was incorporated under the laws of the State of Florida. We were formed to develop and sell UAV products and services and Corporate Solutions products and services across the globe. We are in the development stage, and have generated no revenues from our operations.

Nova entered into an agreement with Shanghai Nuo Wa Information Technology Co., Ltd. (“Nuowa”), a private company based in Shanghai, which is considered to be a variable interest entity, an entity (investee) in which Nova has no share ownership of but is the primary beneficiary since the execution of the Management Agreement (agreement attached as exhibit 10.1) on September 8, 2015. The Agreement grants Nova through the pledge of Nuowa’s equity interests in Nuowa to Nova per section 2.3 of the Agreement, and Nova is entitled to all of the net profits of Nuowa per section 3.1 of the Agreement as consideration for the management services provided to Nuowa by the Company. Nuowa is considered to be a China based company that is fully-owned by shareholders that are of Chinese nationality. By conducting business through a VIE, rather than through a wholly foreign owned subsidiary in China allows the Company to benefit from the conveniences a Chinese company has over that of a wholly-foreign owned subsidiary. As a VIE is a domestic Chinese company, it is also under the same regulations of any other Chinese company and not succumbed to additional or different regulations as would a joint venture between a Chinese and foreign company in China or a wholly foreign owned Chinese company.

Mr. Sergio Camarero Blanco has served as our President, Chief Executive Officer, Secretary and Treasurer, from April 6, 2015, until the current date. Mr. Jesús Emilio Hoyos Quintero has served as our Chief Financial Officer from April 6, 2015, until the current date. Our Board of Directors is comprised of two Directors, Mr. Sergio Camarero Blanco and Mr. Jesús Emilio Hoyos Quintero. Mr. Blanco and Mr. Quintero do not have any intention to, and have no present intention to, agree to purchase Nova shares or serve as an officer or director of Nova, at least in part due to a plan, agreement, or understanding that they would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity.

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We are authorized to issue 800,000,000 shares of common stock, par value $0.0001 per share. As of September 30, 2015, there were 58,300,000 shares of our common stock issued and outstanding.

General

We were incorporated on June 11, 2015 in the State of Florida. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officer and sole director, and company brochure preparation. We received our initial funding of $10,000 through the sale of common and preferred series B stock to Capital Flows Ltd., who purchased 2,900,000 and 100 shares respectively on August 24, 2015. We received additional funding in the amount of $10,000 through the sale of common stock and preferred series B stock to CBC Consultants, Ltd., who purchased 2,900,000 and 100 shares respectively on August 28, 2015. A further funding of $10,000 was received from Andalucian Assets Limited for the purchase of 100,000 shares of common stock on September 24, 2015. An investment of $3,300 for 15,000 shares of common stock was made by Yu Lin on November 26, 2015. An investment of $3,300 for 15,000 shares of common stock was made by Ziyi Zhang on December 4, 2015.

Our consolidated financial statements from inception (June 11, 2015) through September 30, 2015 reported no revenues and a net loss of $7,754. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company

Nova was incorporated and began operations as a domestic for profit corporation on June 11, 2015 under the laws of the State of Florida. We are a development stage company. Our business and registered office is located at 3470 E Coast Ave., Apt. 1110, Miami, FL 33137. Our telephone number is (786) 220-3322 and E-mail is info@novasmartsolutions.com. The Company plans to use this office space until it requires larger space.  The Company fiscal year end is December 31.  The Company has not been subject to any bankruptcy, receivership or similar proceeding. The Company currently has authorized 800,000,000 shares of common stock, par value $0.0001. Nova primarily plans to specialize in the development and sale of Unmanned Aerial Vehicle (UAV) products and related products & services. Nova also intends to provide Corporate Solutions products and services, primarily HR Consulting, through its wholly owned subsidiary, TalentCloud Limited located at No. 5, 17/F Bonham Trade Center, 50 Bonham Strand, Sheung Wan, Hong Kong, and Shanghai Nuo Wa Information Technology Co., Ltd. (“Nuowa”), a private company considered to be a variable interest entity (an entity (investee)

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in which Nova has obtained no owned interest but is the primary beneficiary since the execution of the Management Agreement (agreement attached as exhibit 10.1) on September 8, 2015, located at 127 Guotong Road, Room 601-57, Yangpu District, Shanghai. The Company plans to receive fees for sales of its UAV products and services and Corporate Solutions related services as it materializes. The Company currently has no customers and has not generated any revenues. Our business operations to date have been related to developing our website, research & development, which, once completed, will allow us to begin showcasing our UAV products and services on the website, and founding of our wholly owned subsidiary for the Corporate Solutions segment.

To date, steps have been made but no significant progress has occurred to further our business plan which may not be appropriate to consider until sufficient funds are available.

We are not a "blank check" company as that term is defined in Rule 419 of Regulation C of the Securities Act of 1933, as we have a specific business plan or purpose and does not include a plan to merge with or acquire a private company to be used as a vehicle for a reverse acquisition in the next 12 months.

The Company’s principal offices are located at 3470 E Coast Ave. Apt. 1110, Miami, FL 33137. Our telephone number is 786-220-3322.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;

2.	Development of our business plan;

3.	Commencing operations in China through establishment of a management agreement ;

4.	Formation of our wholly owned subsidiary, TalentCloud Ltd

5.	Acquiring domain name for the Company website

We have generated no revenue as of September 30, 2015 and our activities have been limited. We will not have the necessary capital to further develop or progress further with our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we may not have sufficient capital to generate substantial revenues from operations. We do not anticipate generating substantial revenues until at least 18 months after we complete a successful capital raise.

Marketing Our Products and Services

We will be directly contacting businesses to market our products and services.

Competition

The market for UAV and human resources is global. Therefore, there already exists a significant number of suppliers of these products and services. There are both small and large suppliers in the market but the Company considers the markets to be quite fragmented.

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We will therefore be competing with many of these companies on the basis of the speed of transactions, ability to capture consumers’ preferences, quality of products and services, and price of our respective products and services among other things. The markets in which we are competing are intensely competitive and, with respect in particular to the UAV industry, is also rapidly changing. Our largest competitors include senseFly (owned by France-based publicly listed Parrot SA), Aeryon Labs Inc., CybAero, DJI and Gryphon Dynamics. Barriers to entry are not significant and we expect competition to intensify in the future. Although we believe no one company currently offers a range of services and products as we intend, many companies offer alternatives to one or more of our products and services.

The Corporate Solutions segment competes in the employment services industry by offering a broad range of services, including permanent, temporary and contract recruitment, project-based workforce solutions, assessment and selection, training, career and talent management, managed service solutions, outsourcing, consulting and professional services.

Our industry is large and fragmented, comprised of thousands of firms employing millions of people and generating billions of United States dollars in annual revenues. In most areas, no single company has a dominant share of the employment services market. In addition to ManpowerGroup, the largest publicly owned companies specializing in recruitment services are Adecco, S.A. (Switzerland) and Randstad Holding N.V. (Netherlands). We also compete against a variety of regional or specialized companies such as Kelly Services, Inc., Robert Half Inc., Kforce Inc., PageGroup, Korn/Ferry International and Alexander Mann. It is a highly competitive industry, reflecting several trends in the global marketplace such as the notably increasing demand for skilled people, employers’ desire for more flexible working models and consolidation among clients and in the employment services industry itself. We manage these trends by leveraging established strengths; geographic diversification; size and service scope; an innovative product mix; recruiting and assessment expertise; and a strong client base. While staffing is an important aspect of our business, our strategy is focused on providing both the skilled employees our clients need and high-value workforce management, outsourcing and consulting solutions.

Employees

We currently have no employees. Our officers and Directors, Mr. Blanco and Mr. Quintero are responsible for the Company’s day to day operations. The Company has retained a number of contractors that possess specialized knowledge and expertise in the different industry sectors that the Company is engaged in or seek to commence operations in. To date, the Company has retained the following consultants for these specific positions: 2 Public Markets Listing Advisors; Finance & Accounting Advisor; Administration; Natural Resources; Aviation; and Security Systems.

Insurance

We do not maintain any insurance. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs, a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have no employees. Mr. Sergio Camarero Blanco, our Chief Executive Officer and director, and Mr. Jesús Emilio Hoyos Quintero, our Chief Financial Officer are non-employee officers and directors of the Company. We intend to hire employees on an as needed basis.

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Offices

The Company’s principal offices are located at 3470 E Coast Ave., Apt. 1110, Miami, FL 33137. Our telephone number is (786) 220-3322.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no consistent governmental approvals or any existing government regulations on our business. We do believe that regulation may have a material impact on the way we conduct our business.

Intellectual Property

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Admission to Quotation on the OTC Market

We intend to have our common stock be quoted on the OTC Market. If our securities are not quoted on the OTC Market, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Market differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers; and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Market, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Market our securities will trade on the OTC Market until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Market or be accepted for listing of our securities on the NASDAQ Capital Market.

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Transfer Agent

VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598, is our transfer agent and registrar for our common stock.

Holders

As of December 31, 2015, the Company had 58,957,000 shares of our common stock issued and outstanding held by existing shareholders.

Shareholder Name	Number of Shares	% of Outstanding
Arc Capital Ltd	22,000,000	37.32%
Sergio Camarero Blanco	8,000,000	13.57%
Jesús Emilio Hoyos Quintero	8,000,000	13.57%
Other Shareholders	20,957,000	35.54%

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled “BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

Securities Authorized Under Equity Compensation Plans

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

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 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

Nova was incorporated on June 11, 2015 and operates mainly through its subsidiary, TalentCloud Limited and its VIE, Nuowa. As of the date of this prospectus, all revenue has been generated from China. As the Company does not have an operating history of which it can compare its results with, the Company cannot conclude whether recent economic, political or industry-wide factors have a positive or negative impact on the Company’s operations. The Company’s management primary focus on short term and long term challenges are the raising of sufficient funds for the implementation of the Company’s 12-month business plan. If the Company is unsuccessful with the raising of funds, then there are little opportunities or risks to which the Company can be exposed to. In order to address this challenge, the Company intends to raise capital through this offering, and if unsuccessful will seek funds through private offerings. The opportunity the Company is primarily focused on is the increasing demand for Corporate Solutions in China. As such, Nova intends to capitalize on the higher demands for higher quality services by providing services that would be beneficial for corporations. The Company is carefully observing the macroeconomic environment so as to be able to respond duly if the environment should deteriorate.

A majority of the Company’s operations and assets are associated with the VIE. If the VIE was to be deconsolidated from the Company as of September 30, 2015, the Company will have $94 less cash and $165 less debt to related parties. As the Company currently intends to focus its operations solely through Nuowa, the Company is not looking at the transfer of cash from Nuowa until it becomes profitable, as per the management agreement. Cash from Nova may be transferred to Nuowa indirectly through the payment of certain vendors for the products and/or services required by Nuowa. The Company does not intend to use the VIE’s net assets to develop its business outside of Asia.

Plan of Operation

We plan to expand through the various levels of development based upon the amount of cash that is received. The initial phase of operations consists of the design of UAV and Corporate Solutions products and service. It is intended that once the products and services are ready to be marketed, Nova will approach selected companies across a range of industries in order to sell their products.

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The Company will be rolling out its products and services as they are acquired into the portfolio via, among other channels, the Internet, press releases, and at industry events. Ultimately, the products and services offered by the Company will be accessible to consumers around the globe. Currently, the Company has not generated any revenue and is still developing the products and services that are to be offered into the market.

In the next twelve months, following completion of our public offering, we plan to develop our current detailed plan of activities to expand our business operations. For the Company’s UAV business this includes research and development so that the Company can introduce its first product; develop, maintain, update and improve user-friendliness of online store; and locate better-sources of raw materials. The Company believes that the commencement of the plan for the UAV business is around $640,000 and shall be able to be fully executed if more than $1,900,000 were to be raised from this offering and that none of these activities have an expected date of completion. For the Company’s Corporate Solutions business this includes: establishing footprint by reaching out to more corporations across Asia; develop a wide range of Corporate Solutions services; and attract, train and retain quality talent relating to the services provided under this business. The Company has already begun to establish a footprint in Asia but the results of the efforts have been minimal. The Company believes that commencement and execution of the plan for the Corporate Solutions business is around $350,000 and shall be able to be fully executed if more than $1,650,000 were to be raised from this offering.

In the event that 25%, 50% or 75% of the shares were sold in this offering, the Company will not have enough funds to fully execute its 12-month plan. The CEO may seek alternative capital from other sources, including current investors and new investors through a private offering for the Company. In the event that the CEO is unable to raise additional capital for the Company, the Company will be forced to cut back on the scale on the execution of each strategy towards developing its operations. If 75% of the shares were sold in this offering, the Company will lower its expenditure on the Company’s website and stocking up of inventory. If 50% of the shares were sold in this offering, the Company will also have to lower expenditure on the research and development of its UAV products and attracting and retaining quality individuals, in addition to the cuts if 75% of the shares were sold in this offering. If 25% of the shares were sold in this offering, the Company will also have to lower expenditures on the marketing of its products and services and will not be able to reach out to as many potential customers as desired, in addition to the cuts if 50% of the shares were sold in this offering.

Industry

UAV

The drones industry, more technically referred to as Unmanned Aerial Vehicles industry, has been constantly growing, starting from 2010, and it appears to be representing one of the fastest expanding and evolving market segments. Analysts’ projections forecast a worldwide industry valued at $91 billion by 2024, with an annual expenditure estimated at $11.5 billion (Teal Group 2014 UAVs market study).

The UAVs market is rapidly attracting the attention of investors worldwide: the positive projections and optimism about the future development of the industry, have driven both start-ups and well-established companies previously operating in other market sectors, to enter the UAVs market, none withstanding the regulatory debate surrounding the industry, as international policy makers and stakeholders are concerned with evaluating the potential risks and economic impact of these technologies.

Our goal is to be a leading player in the design and provision of UAVs. Key elements of the strategy to achieve this goal include the following:

1.	Develop industry related UAV product lines;
2.	Improve margins through economies of scale;
3.	Establish, maintain, update and improve user-friendliness of website; and
4.	Locate good-sources of raw materials.

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HR

HR services represent one of the world’s fastest-growing industries, with a global market size of about € 322 billion in 2014 (up by an estimated 4% compared to 2013)[1]. In many major economies, staffing and other HR services are still in development. Changing labor market trends and client needs, including an aging population, shifting surpluses and shortages, and increased flexibility, require the development of new solutions.

Growth in our industry is driven by cyclical and structural factors. The major cyclical driver is economic growth. Demand for temporary and permanent staff tends to increase when GDP grows – specifically, when GDP growth exceeds productivity gains. Career transition, on the other hand, has an inverse relationship with economic growth, i.e. outplacement activity increases when GDP declines. The strength of the cyclical relationship between industry growth and GDP growth depends on the point in the economic cycle, the stability or volatility of the cycle, and the maturity of the industry in a country (largely driven by the regulatory situation and history).

Several structural factors drive the development of our industry. Technological advances have had a large impact on productivity and have clearly changed labour needs: demand for labour has shifted from sectors such as agriculture and manufacturing to services and creative industries. These changes have opened up a skills gap for highly qualified workers and the aging of the workforce is widening this gap further. The realization of companies that a flexible workforce drives competitiveness has also changed the demand for labour towards more temporary staffing. As well as these demand-side factors, important trends are also occurring on the labour supply side, such as the greater mobility of workers and the increased number of people offering their skills as independent contractors. While these varied trends affect our industry in different ways and to different degrees, the overall impact is positive for the growth of our industry.

At the beginning of a recession, companies react to lower demand by reducing staff. Typically, the first ones to be let go are temporary workers, while companies try to keep permanent employees. However, at the beginning of a recovery, temporary workers will usually be the first to be hired. Permanent jobs will only be created when the economic environment becomes more stable and confidence improves. Therefore, permanent employment growth lags behind temporary growth. The position in the cycle also has a strong impact on career transition. The longer and deeper a recession, the more career transition is needed.

Greater flexibility in dealing with peaks and troughs in demand is achieved by companies employing temporary workers as a part of their workforce. Current production trends, oriented towards made-to-order, are structurally increasing the need of companies for flexible staffing levels. The inventory-to-sales ratio in all businesses in the USA declined by 14% between 1992 and 2014. These trends are expected to continue and should further drive demand for temporary staffing.

While demand for labour in many economies has shifted to more specialized roles, the supply of labour has not been able to adapt. The unemployment rate among workers with lower qualifications has increased in the developed countries and a high number of specialized roles remain vacant. The staffing and recruitment industry can help to narrow this gap by accessing additional demographic groups (e.g. students, part-timers, retirees), by taking full advantage of its global presence and pool of candidates, and by facilitating mobility.

Nowadays, individuals are more willing to move across borders to pursue work opportunities and enhance their careers. At the same time, more experienced people increasingly offer their services as independent contractors. These trends satisfy the need of companies for greater flexibility and better job-profile matches in order to overcome the growing talent shortage in many industries.

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The regulatory framework of labour markets in individual countries has a significant influence on the size of HR service markets and growth rates. The appropriate regulation of the HR industry, and in particular the temporary labour market, balances flexibility with security for companies and workers alike, and drives the efficiency of labour markets. Each market requires appropriate regulation to increase efficiency and allow HR service companies to play their role in creating jobs and increasing labour market participation.

Our goal is to become a leading quality HR service provider in the world. Key elements of the strategy to achieve this goal include the following:

1.	Establish footprint in Asia through its subsidiary in Hong Kong and presence in China;
2.	Approach companies that have HR issues; and
3.	Market the company to potential quality candidates for companies.

Going Concern

Our cash balance is $1,218 as of September 30, 2015. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $2,200,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited operating history; Need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage and have generated no revenues as of September 30, 2015. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

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RESULTS OF OPERATIONS

From Inception (June 11, 2015) to September 30, 2015

During the period, we incorporated the Company, and began preparing and implementing our business plan. We have not generated any net sales and gross profit since inception. Our loss since inception is $7,754 related primarily to professional fees, the incorporation of the Company, marketing, bank charges and office supplies. We have begun preparations for the commencement of our proposed business operations and do not expect make significant progress until we have completed this offering.

Since inception, we have offered and sold 58,957,000 shares of common stock. Of the 58,957,000 shares of common stock: (1) 8,700,000 shares of common stock was issued as payment for services to be provided to Nova relating to its public listing; (2) 22,000,000 shares of common stock was issued to the founder, Arc Capital Ltd; (3) 5,800,000 shares of common stock was issued to consultants for services; (4) 8,000,000 shares of common stock was issued each to Sergio Camarero Blanco and Jesús Emilio Hoyos Quintero for the founding of the subsidiary, TalentCloud Limited; (5) a total of 5,930,000 shares of common stock was issued to CBC Consultants, Ltd, Capital Flows Ltd, Andalucian Assets Limited, Yu Lin and Ziqi Zhang for their respective investments; and (6) 527,000 shares of common stock was issued per the Reg-S private placement by 27 investors.

Liquidity and Capital Resources

As of September 30, 2015, the Company had $1,218 in cash and our liabilities were $10,167 consisting primarily of convertible notes payable to stockholders. The available capital reserves of the Company are not sufficient for the Company to remain operational. During 2015, Mr. Sergio Camarero Blanco, who is the Company’s CEO, made advance payments on behalf of the Company of $1,473 to pay for certain corporate expenses. The loans bear interest at the rate of 6%, and interest is payable at maturity. The maturities of the loans are between June 10, 2016 and September 29, 2016. Mr Jesús Emilio Hoyos Quintero who is the Company’s CFO, made advance payments on behalf of the Company of $6,071 to pay for certain corporate expenses. The loans bear interest at the rate of 6%, and interest is payable at maturity. The maturities of the loans are between June 8, 2016 and September 14, 2016. The Company does not have any written or oral commitments from stockholders, directors or officers to provide loans or other sources of liquidity to meet the Company’s working capital requirements.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure by being a “reporting issuer” under the Securities Exchange Act of 1934, as amended, that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering and in the Reg-S Private Offering that was initiated on July 29, 2015 and is still ongoing. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting Company. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $55,651.

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The working capital requirements of the Company may include inventory for UAV business segment and general administrative expenses relating to the sales of the products and services for our 2 segments. The Company intends to fund the working capital requirement of these 2 business segments from the proceeds of this offering. Should the Company fail to sell at least 50% of the shares being offered under this offering the Company could be forced to scale back or abort completely the implementation of its 12-month plan of operations. The Company does not have any commitments for capital expenditure but if this offering is successful, the Company intends to invest $260,000 in capital expenditures that includes setting up an office, and setting up an accounting and inventory management system. The Company expects to fund the capital expenditures from the proceeds of this offering. In the event that less than $650,000 is raised from this offering, the Company may be forced to cut back on capital expenditures.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America and have been audited by a PCAOB qualified accounting firm and are presented in US dollars.

Use of Estimates

Management uses estimates and assumption in preparing these consolidated financial statements in accordance with GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

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Per Share Information

The Company computes net loss per share in accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions and Offices
Sergio Camarero Blanco	29	President, Chief Executive Officer, Secretary, Treasurer, Director
Jesús Emilio Hoyos Quintero	30	Chief Financial Officer, Director

The Directors named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, Directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Sergio Camarero Blanco	29	President, CEO, Secretary, Treasurer, and Director

Mr. Sergio Camarero Blanco is the Founder of Nova Smart Solutions Inc. Mr. Sergio Camarero Blanco is a young entrepreneur with vast experience in development and implementation of applied technologies in different industries, Mr. Sergio Camarero Blanco has also been part of the metals and mining industry working for the world's leading integrated steel and mining company ArcelorMittal between 2011-2013 as the Head of Leadership development assistant and Change Leader; and the human resources industry through Bestep as a general manager from 2013-2014 and as an Account Manager with K2 Recruitment (China). Mr Sergio Camarero Blanco holds an MBA from Bradford University since 2011.

Jesús Emilio Hoyos Quintero 30 CFO and Director

Mr. Jesús Emilio Hoyos Quintero is the Chief Financial Officer of Nova Smart Solutions Inc. Since 2012, Mr. Jesús Emilio Hoyos Quintero has acted as the Accounts Payable Supervisor for Hotelbeds (the world’s leading accommodation wholesaler), responsible for all the trade payables in the Middle East Asia Pacific Region (MEAPAC). He has a vast experience leading finance operations in a multicurrency environment and managing cross-cultural teams. Prior to Hotelbeds, Mr. Jesús Emilio Hoyos Quintero has been working as an economic researcher for the Colombian Cotton Federation from 2009 to 2010. He holds an MBA from Bradford University since 2011.

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Significant Employees and Consultants

Mr. Sergio Camarero Blanco, our Chief Executive Officer and Director, and Mr. Jesús Emilio Hoyos Quintero, our Chief Finance Officer and Director are our only employees (though not “employees” for the purpose of determining employee status under tax laws).

To date, the Company has engaged in the services of seven consultants for the following positions:

Public Markets Listing and Business Development – Abraham Dominguez Cinta

Mr. Cinta is responsible for the provision of consulting services relating to the public markets.

Public Markets Listing and Business Development – Carlos Guillermo Lopez Martinez

Mr. Martinez is responsible for the provision of consulting services relating to the public markets.

Finance & Accounting and Business Development – Rory Man Lok San

Mr. San is responsible for providing consulting services relating to the financial matters of the Company.

Administration and Business Development – Xiaoyue Zhang, Wuhan, China

Ms. Zhang is responsible for providing consulting services relating to the administration of the Company.

Natural Resources and Business Development (Europe) – Nikolaos M. Balomenos, Athens, Greece

Mr. Balomenos is responsible for providing consulting services relating to the natural resources of the UAV segment of the Company.

Aviation and Business Development – Yuchen Jia, Taian, China

Mr. Jia is responsible for providing consulting services relating to the aviation of the UAV segment of the Company.

Security Systems and Business Development – Qiaojiang Huang, Shanghai, China

Ms. Huang is responsible for providing consulting services relating to the security systems of the UAV segment of the Company.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred in the past 10 years concerning our sole officer and director which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plane Compensation ($)	Nonqualified Deferred Compensation ($)	All Other COmpensation ($)	Total ($)
Sergio Camarero Blanco(1)	2015	0	0	800	0	0	7,500	0	8,300
Jesús Emilio Hoyos Quintero(2)	2015	0	0	800	0	0	6,100	0	6,900

(1)	President and Chief Executive Officer, Secretary, Treasurer and Director.
(2)	Chief Financial Officer and Director
(3)	On June 11, 2015, 8,000,000 shares of our common stock was issued to Mr. Sergio Camarero Blanco and Mr. Jesús Emilio Hoyos Quintero each as an incentive for the valuable services provided to the Company in connection with the incorporation of the Company’s fully owned subsidiary TalentCloud Limited. The value of the shares was determined to be $0. 0001 per share with an aggregate value of $1,600, using the par value of the shares as the Company had just been incorporated and had no value at the time.

We currently do not pay any compensation to our Directors serving on our Board of Directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception. Upon the further development of our business, we may look into the possibility of granting options to our Directors and officers consistent with industry standards for businesses similar to ours.

Employment Agreements

The Company is not a party to any employment agreement and has no compensation agreement with its officers and Directors, Mr. Sergio Camarero Blanco and Mr. Jesús Emilio Hoyos Quintero.

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Director Compensation

The following table sets forth director compensation as of December 31, 2015:

Name	Fees Earned Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sergio Camarero Blanco	0	800	0	0	11,250	0	12,050
Jesús Emilio Hoyos Quintero	0	800	0	0	9,150	0	9,950

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 58,957,000 shares of our common stock issued and outstanding as of December 28, 2015. Apart from the outstanding convertible preferred series A stock, convertible preferred series B and convertible preferred series E stocks convertible into shares of our common stock, we do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock. Arc Capital Ltd., Sergio Camarero Blanco and Jesús Emilio Hoyos Quintero currently own 2 shares, 1 share and 1 share of convertible Preferred Series A stock, respectively. Each convertible Preferred Series A stock is convertible into the total number of issued and outstanding shares of the Common Stock at time of conversion (“Issued Common”) plus the total number of issued and outstanding shares of the convertible Series B Preferred Stock at time of conversion (“Issued B”) plus the total number of issued and outstanding shares of the convertible Series C Preferred Stock at time of conversion (“Issued C”). The above three figures, after being added together, is multiplied by two, then divided by the number of issued and outstanding shares of convertible Series A Preferred Stock at time of conversion (“Issued A”). CBC Consultants Ltd and Capital Flows Ltd currently own 100 shares

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of convertible Preferred Series B stock each, which is convertible to 1,000,000 shares of Common stock for each share of convertible Preferred Series B stock. Abraham Dominguez Cinta, Rory Man Lok San and Carlos Guillermo Lopez Martinez currently own 50 shares each of convertible Preferred Series E stock, which is convertible to 100,000 shares of Common stock for each share of convertible Preferred Series E stock. The Company has limited the conversion of the convertible Preferred Series B stock and convertible Preferred Series E stock to not allow the shareholder to be in possession of more than 4.99% of the outstanding common shares.

Title of Class	Name of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned
Common Stock:	Sergio Camarero Blanco President, Chief Executive Officer, Secretary, Treasurer and Director	8,000,000	13.6%
	Jesús Emilio Hoyos Quintero Chief Financial Officer and DirectorArc Capital Ltd	8,000,000	13.6%
	Arc Capital Ltd	22,000,000	37.4%
All executive officers and directors as a group		16,000,000	27.2%

1Arc Capital Ltd is not considered to be a promoter of Nova as it was responsible for the incorporation of the Company but is not responsible for organizing the business and does not exert any control over the business of the Company or management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 11, 2015, pursuant to the incorporation of the Company, 22,000,000 shares of common stock were issued to Arc Capital Ltd. For the incorporation of the fully-owned subsidiary, TalentCloud Limited, 8,000,000 and 8,000,000 shares of common stock was issued to Mr. Sergio Camarero Blanco, our CEO, and Mr. Jesús Emilio Hoyos Quintero, our CFO.

During 2015, Mr. Sergio Camarero Blanco, who is the Company’s CEO, made advance payments on behalf of the Company of $1,473 to pay for certain corporate expenses. The loans bear interest at the rate of 6%, and interest is payable at maturity. The maturities of the loans are between May 30, 2016 and September 14, 2016. Mr Jesús Emilio Hoyos Quintero who is the Company’s CFO, made advance payments on behalf of the Company of $6,071 to pay for certain corporate expenses. The loans bear interest at the rate of 6%, and interest is payable at maturity. The maturities of the loans are between June 8, 2016 and September 8, 2016.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our director or officer, former director and officer, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officer or persons controlling the Company pursuant to provisions of the State of Florida, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

 WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Accell Audit & Compliance, PA, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

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Nova Smart Solutions Inc. And Affiliates

CONSOLIDATED FINANCIAL STATEMENTS
(WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM THEREON)

September 30, 2015

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NOVA SMART SOLUTIONS INC. AND AFFILIATES

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Nova Smart Solutions, Inc.

We have audited the accompanying consolidated balance sheet of Nova Smart Solutions, Inc. as of September 30, 2015, and the related consolidated statements operations, changes in equity, and cash flows for the period from June 11, 2015 (inception) to September 30, 2015. Nova Smart Solutions, Inc.’s management is responsible for these consolidate financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nova Smart Solutions, Inc. as of December 31, 2015 and the results of its operations and its cash flows for the period from June 11, 2015 (inception) to September 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred net losses since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion on the consolidated financial statements is not modified with respect to this matter.

/s/ Accell Audit and Compliance, P.A.
Tampa, Florida December 21, 2015

4868 West Gandy Boulevard i Tampa, Florida 33611 i 813.440.6380

F-1

NOVA SMART SOLUTIONS INC. AND AFFILIATES

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,218
Prepaid expenses	12,000
Total current assets	13,218

PROPERTY AND EQUIPMENT, NET	1,195

TOTAL ASSETS	$14,413

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Notes payable to stockholders	$10,081
Interest payable	86
Total liabilities	10,167

COMMITMENTS AND CONTINGENCIES (SEE NOTE 9)	—

STOCKHOLDERS’ EQUITY
Preferred stock, Convertible Series A, $0.0001 par value; 10,000 shares authorized; 4 shares issued and outstanding	—
Preferred stock, Convertible Series B, $0.0001 par value; 500,000 shares authorized; 200 shares issued and outstanding	—
Preferred stock, Convertible Series C, $0.0001 par value; 100,000 shares authorized; 0 shares issued and outstanding	—
Preferred stock, Convertible Series D, $0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding	—
Preferred stock, Convertible Series E, $0.0001 par value; 500,000 shares authorized; 150 shares issued and outstanding	—
Common stock, $0.0001 par value; 800,000,000 shares authorized; 58,300,000 shares issued and outstanding	5,830
Additional paid-in capital	27,770
Stock subscription receivable	(20,000)
Accumulated deficit	(9,354)
Total stockholders’ equity	4,246
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,413

See accompany notes to the consolidated financial statements and Report of Independent Registered Public Accounting Firm

F-2

 NOVA SMART SOLUTIONS INC. AND AFFILIATES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 11, 2015 (INCEPTION) TO SEPTEMBER 30, 2015

NET SALES	$—

OPERATING EXPENSES
Professional fees	4,124
Selling, general and administrative	4,929
Depreciation and amortization	215
Total operating expenses	9,268

LOSS FROM OPERATIONS	9,268

OTHER EXPENSE
Interest expense	86

NET LOSS	$9,354

LOSS PER SHARE
Basic	$—
Diluted	$—

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	35,696,429
Diluted	35,696,429

See accompany notes to the consolidated financial statements and Report of Independent Registered Public Accounting Firm

F-3

NOVA SMART SOLUTIONS INC. AND AFFILIATES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE PERIOD FROM JUNE 11, 2015 (INCEPTION) TO SEPTEMBER 30, 2015

	Convertible Preferred Stock
	Series A		Series B		Series E		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Discount	Additional Paid-In Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity

Balance, June 11, 2015 (Inception)	—	$—	—	$—	—	$—	—	$—	$—	$—	$—	$—	$—
Issuance of convertible series A preferred stock	4	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of convertible series B preferred stock	—	—	200	—	—	—	—	—	—	—	—	—	—
Issuance of convertible series E preferred stock	—	—	—	—	150	—	—	—	—	—	—	—	—
Issuance of common stock for cash (See Note 7)	—	—	—	—	—	—	5,800,000	580	—	19,420	(20,000)	—	—
Issuance of common stock for founder	—	—	—	—	—	—	22,000,000	2,200	(2,200)	—	—	—	—
Issuance of common stock for consulting and services	—	—	—	—	—	—	30,500,000	3,050	—	10,550	—	—	13,600
Net loss	—	—	—	—	—	—	—	—	—		—	(9,354)	(9,354)
Balance, September 30, 2015	4	$—	200	$—	150	$—	58,300,000	$5,830	$(2,200)	$29,970	$(20,000)	$(9,354)	$4,246

See accompany notes to the consolidated financial statements and Report of Independent Registered Public Accounting Firm

F-4

NOVA SMART SOLUTIONS INC. AND AFFILIATES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 11, 2015 (INCEPTION) TO SEPTEMBER 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,354)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock compensation expense	1,600
Depreciation and amortization	215
Changes in operating assets and liabilities:
Interest Payable	86
Net cash used in operating activities	(7,453)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,410)
Net cash used in investing activities	(1,410)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	10,081
Net cash provided by financing activities	10,081

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,218

CASH AND CASH EQUIVALENTS AT INCEPTION	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,218

NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for prepaid services	12,000
Net noncash investing and financing activities	$12,000

See accompany notes to the consolidated financial statements and Report of Independent Registered Public Accounting Firm

F-5

Nova Smart Solutions Inc. And Affiliates

Notes to Consolidated Financial Statements

Period from June 11, 2015 (inception) to September 30, 2015

Note 1 – Nature of Business

Nova Smart Solutions Inc. (“Nova”) and its affiliates, TalentCloud Limited (“TC”) and Shanghai Nuo Wa Information Technology Co., LTD (“Nuowa”) (collectively, the “Company”) primarily specialize in the selling of Corporate Solutions services with revenue streams stemming from the sale of HR services. These services are primarily offered to Asian markets, with all of the sales occurring in China. The Company’s fiscal year ends on December 31.

Nova was incorporated on June 11, 2015 as a domestic for-profit corporation in the state of Florida. The consolidated financial statements include the accounts of Nova and its affiliates, which include the fully owned subsidiary TC and the Variable Interest Entity (“VIE”) Nuowa described below.

Variable Interest Entity

In accordance with Accounting Standards Codification (“ASC”) 810, “Consolidations”, the Company consolidates entities that meet the definition of a VIE for which it is deemed to be the primary beneficiary. In performing the Company’s analysis of whether it is the primary beneficiary, at initial investment or agreement and when a reconsideration event occurs, the Company considers whether it individually has the power to direct the activities of the VIE that most significantly affect the VIE’s performance and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The Company also considers whether it was a member of a related party group that collectively meets the power and benefits criteria and, if so, whether the Company is most closely associated with the VIE.

Nova signed a management service agreement (“Service Agreement”) with Nuowa on September 8, 2015 with the hopes to expand to the Asian markets through Nuowa’s existing presence in the industry. For the period from September 8, 2015 to September 30, 2015, the Company’s management has determined that Nuowa is a VIE whereby the Company is the primary beneficiary. Nuowa has been consolidated into the Company’s financial statements and related intercompany balances and transactions have been eliminated. The assets of the VIE are primarily cash and can be used by Nova to satisfy its obligations. The liabilities of the VIE are primarily notes payable to stockholders, and may have recourse to Nova’s general credit or assets.

The following table summarizes the assets and liabilities of the VIE as of September 30, 2015:

Total current assets	$94
Total assets	$94
Total liabilities	$165

Nuowa is incorporated in the People’s Republic of China (the “PRC” or “China”) and is engaged in Corporate Solutions and HR and IT consulting with a focus on sourcing and engaging with profit maximizing projects. Through the Service Agreement, Nova controls the activities that most significantly affect Nuowa’s economic performance. These activities include operations, marketing and sales, contracting, and billing and collections.

F-6

Nova Smart Solutions Inc. And Affiliates

Notes to Consolidated Financial Statements

Period from June 11, 2015 (inception) to September 30, 2015

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements include the accounts of Nova, TC and Nuowa after elimination of all significant intercompany balances and transactions. The accounts are maintained and the consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company believes the estimates and assumptions utilized are reasonable; however actual results could differ from those estimates.

Revenue Recognition

Revenue from product sales is recognized net of discounts, returns, and other potential adjustments upon passing of risk to the customer, depending on shipping terms, and when estimates of adjustments are reasonably determinable, collection is reasonably assured and the Company has no further performance obligations. Sales tax collected on sales of the Company’s products and remitted to governmental agencies are not included in revenues or in costs and expenses.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash deposits with federally insured financial institutions that may at times exceed federally insured limits. The Company has not incurred any losses from such accounts, and management considers the risk to be minimal. At September 30, 2015, the Company had no cash equivalents.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation for financial reporting purposes commences when the assets are placed in service on a straight-line basis over the estimated useful lives of the assets.

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend the useful lives of the existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the consolidated statement of operations.

F-7

Nova Smart Solutions Inc. And Affiliates

Notes to Consolidated Financial Statements

Period from June 11, 2015 (inception) to September 30, 2015

Note 2 – Summary of Significant Account Policies, continued

Impairment of Long-Lived Assets

In accordance with ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews the carrying value of its long-lived assets, such as property and equipment subject to amortization, to test whether current events or circumstances indicate that such carrying value may not be recoverable. If the tests indicate that the carrying value of the asset is greater than the expected cash flows to be generated by such asset, then an impairment adjustment is recognized for the excess of the carrying value over fair value. For the period from June 11, 2015 (Inception) to September 30, 2015, there was no impairment of long-lived assets.

Income Taxes

The Company has adopted ASC 740-10, “Income Taxes”, which establishes standards for accounting for uncertainty in income taxes and provides several clarifications related to uncertain tax positions. Most notably, a “more likely-than not” standard for initial recognition for tax purposes, a presumption of audit detection and a measurement of recognized tax benefits based on the largest amount that has a greater than 50 percent likelihood of realization. ASC 740-10 applies a two-step process to determine whether any amount of tax benefit will be recognized. Second, the Company determines how much of the tax benefit should be recognized (this would only apply to tax positions that qualify for recognition). A valuation allowance is recorded based on a determination of the ultimate realization of net deferred tax assets (see Note 6).

The Company accounts for interest and penalties relating to uncertain tax positions in the current period consolidated statement of operations, if necessary. As of September 30, 2015, the Company had no uncertain tax positions. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Recently Issued Accounting Pronouncements

The Company reviewed all recent accounting pronouncements issued by the Financial Accounting Standards Board (including its Emerging Issues Task Force), the AICPA, and the SEC and they did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Note 3 – Going Concern

These consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. As of September 30, 2015, the Company has incurred net losses of $9,354 and a net working capital of $3,051 since inception. Management's plans include raising capital through the equity markets to fund operations and eventually, the generation of revenue; however, there can be no assurance that the Company will be successful in such activities. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

Nova Smart Solutions Inc. And Affiliates

Notes to Consolidated Financial Statements

Period from June 11, 2015 (inception) to September 30, 2015

Note 4 – Property and equipment

The Company’s property and equipment as of September 30, 2015 consists of computers and equipment with an original cost to the company of $1,410 and accumulated depreciation of $215. Depreciation expense relating to property and equipment was $215 for the period from June 11, 2015 (Inception) to September 30, 2015.

Note 5 – Notes Payable

At various times during the period from June 11, 2015 (Inception) to September 30, 2015, the Company issued several notes payable to stockholders totaling $10,081. These notes payable all bear an interest rate of 6% per annum and have maturity dates ranging from May 30, 2016 to September 29, 2016. All outstanding principal and interest on these notes payable are due and payable at maturity. As of September 30, 2015, the accrued and unpaid interest on these notes payable was $86, which is included in the consolidated balance sheet as interest payable.

Note 6 – Income Taxes

The Company’s effective tax rate was 0% for the period from June 11, 2015 (Inception) to September 30, 2015. The Company paid no federal income taxes during this period. The provision for income taxes for the period from June 11, 2015 (Inception) to September 30, 2015 was $0.

Realization of the deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. As of September 30, 2015, the Company had recorded a full valuation allowance based on the assessment that the realization of net deferred tax assets did not meet the “more likely than not” criteria under ASC 740, “Accounting for Income Taxes”.

A reconciliation of the provision for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to the loss before provision for income taxes for the period from June 11, 2015 (Inception) to September 30, 2015 is as follows:

F-9

Nova Smart Solutions Inc. And Affiliates

Notes to Consolidated Financial Statements

Period from June 11, 2015 (inception) to September 30, 2015

Note 6 – Income Taxes, Continued

Federal taxes	$1,925
State taxes	133
Valuation allowance	(2,058)
Provision for income taxes	$—

The Company’s deferred tax assets as of September 30, 2015 consist of the following:

Current deferred tax assets	$-

Non-current deferred tax assets
Net operating loss carryforwards	2,058
Non-current deferred tax assets	2,058

Total gross deferred tax assets	2,058
Valuation allowance	(2,058)
Total deferred tax assets	$—

As of September 30, 2015, the Company had available unused net operating losses of $7,754 that may be applied against future taxable income and expires in 2035. In assessing if the deferred tax assets will be realized, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred tax assets is dependent upon the generation of future taxable income, if any, the timing and amount of which is uncertain. As of September 30, 2015, the Company had a full valuation allowance against the deferred tax assets.

The Company’s income tax returns are subject to examination by tax authorities. Generally, the statute of limitations related to the Company’s federal and state income tax return is three years from the date of filing. The state impact of any federal changes for prior years remains subject to examination for a period up to five years after formal notification to the states.

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 34% and state statutory rate of 5.5% for 2015 is as follows:

2015
Income tax benefit at federal statutory rate	-34.00%%
State income tax benefit, net of effect on federal taxes	-5.50%%
Increase in valuation allowance	39.50%%
Income tax expense	—

F-10

Nova Smart Solutions Inc. And Affiliates

Notes to Consolidated Financial Statements

Period from June 11, 2015 (inception) to September 30, 2015

Note 7 - Stockholders’ Equity

Under the terms of the Company’s articles of incorporation and bylaws, the Company is authorized to issue 6 classes of stock; common stock, series A preferred stock, series B preferred stock, series C preferred stock, series D preferred stock, and series E preferred stock.

Common Stock

The Company is authorized to issue 800,000,000 shares of common stock which has a par value of $0.0001 per share. Each share of common stock is entitled to one vote on all matters put to the vote of the common stock. Each share of common stock may receive dividends if, and in such manner and amount as, declared by the Board of Directors. During the period from June 11, 2015 (Inception) to September 30, 2015, the Company issued 58,300,000 shares of common stock.

Convertible Series A Preferred Stock

The Company is authorized to issue 10,000 shares of convertible series A preferred stock which has a par value of $0.0001 per share. Each share of convertible series A preferred stock has voting rights equal to 80% of the voting rights of the entire Company, divided by the number of shares of convertible series A preferred stock issued and outstanding at the time of voting. The shares of convertible series A preferred stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion, except that, upon any declaration of a dividend, 80% of the total aggregate value of the dividend shall be distributed to the shares of the convertible series A preferred stock. Each share of convertible series A preferred stock may be converted at the sole election of the holder, at any time beginning six months from the date of its issuance, into shares of the common stock according to the following formula:

-	The total number of issued and outstanding shares of the common stock and convertible series B and C preferred stock at time of conversion multiplied by two, then divided by the number of issued and outstanding shares of convertible series A preferred stock at time of conversion.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other series or class of stock, ninety percent (90%) of the assets of the Corporation, or liquidated value thereof, which remain after any legally obligated payments are made by the Corporation, shall be distributed to the holders of the convertible series A preferred stock, with each holder receiving their respective pro rata share of such assets, or liquidated value thereof.

Convertible Series B Preferred Stock

The Company is authorized to issue 500,000 shares of convertible series B preferred stock which has a par value of $0.0001 per share. Convertible series B preferred stock has no voting rights and is not entitled to receive dividends. Each share of convertible series B preferred stock may be convertible, at any time by the respective holder, into the number of shares of the Company’s common stock, equal to the price paid for the share of convertible series B preferred stock, divided by $0.001 per share for common stock; each share of convertible series B preferred stock would be convertible into 1,000,000 shares of common stock. Beginning 36 months

F-11

Nova Smart Solutions Inc. And Affiliates

Notes to Consolidated Financial Statements

Period from June 11, 2015 (inception) to September 30, 2015

Note 7 - Stockholders’ Equity, Continued

from the issuance date, the Company may, at any time, redeem for cash any and/or all such issued shares of convertible series B preferred stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share. Upon receipt of a notice by the Company to call, each holder of convertible series B preferred stock shall have the pre-emptive right to convert its shares to common shares, so long as it elects to do so within the prescribed conversion process. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of convertible series B preferred stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock except convertible series A preferred stock. The entire assets of the Corporation available for distribution after the liquidation preferences of the convertible series A preferred stock are fully met shall be distributed ratably among the holders of the convertible series B preferred stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

Convertible Series C Preferred Stock

The Company is authorized to issue 100,000 shares of convertible series C preferred stock which has a par value of $0.0001 per share. Convertible series C preferred stock has no voting rights. Shares of convertible series C are entitled to dividends if, and in such manner and amount as, declared by majority vote of the Board of Directors, except that such amount may not exceed 20% of the total aggregate value of the dividend declaration. Shares of convertible series C preferred stock shall have no conversion rights until twelve months from the date of issuance, and then may be converted by its holder, at any time into the number of shares of common stock determined by $1,000 divided by 0.65 times the volume weighted average closing price for the five most recently concluded trading days rounded to the nearest whole number of common shares. Beginning 36 months from the date of issuance and ending 37 months from the date of issuance, the Corporation may, at its sole election, redeem for cash (the “Call”) all or some of such shares of the convertible series C preferred stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share plus any accrued but unpaid dividends. Upon receipt of a notice by the Corporation to Call, each holder of convertible series C preferred stock shall have the right to convert his/her/its shares to common shares, so long as he/she/it elects to do so within the prescribed conversion process. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of convertible series C preferred stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of common stock or any other class or series of the Corporation’s capital stock except convertible series A preferred stock and convertible series B preferred stock. The entire assets of the Corporation available for distribution after the liquidation preferences of both the convertible series A preferred stock and the convertible series B preferred stock are fully met shall be distributed ratably among the holders of the convertible series C preferred stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or

F-12

Nova Smart Solutions Inc. And Affiliates

Notes to Consolidated Financial Statements

Period from June 11, 2015 (inception) to September 30, 2015

Note 7 - Stockholders’ Equity, Continued

transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

Convertible Series D Preferred Stock

The Company is authorized to issue 2,000,000 shares of convertible series D preferred stock which has a par value of $0.0001 per share. Convertible series D preferred stock has no voting rights and is not entitled to receive dividends. Each share of convertible series D preferred stock may be converted by its holder, at any time beginning twelve months from the date of issuance, into the number of shares of common stock determined by $1,000 divided by 0.85 times the volume weighted average closing price for the five most recently concluded trading days rounded to the nearest whole number of common shares. Shares of convertible series D preferred stock are not callable. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of convertible series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock. The entire assets of the Corporation available for distribution, after the liquidation preferences of the convertible series A preferred stock, the convertible series B preferred stock and the convertible series C preferred stock are fully met, shall be distributed ratably among the holders of the convertible series D preferred stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

Convertible Series E Preferred Stock

The Company is authorized to issue 500,000 shares of convertible series E preferred stock which has a par value of $0.0001 per share. Convertible series E preferred stock has no voting rights and is not entitled to receive dividends. Each share of convertible series E preferred stock may be convertible, at any time by the respective holder, into the number of shares of the Company’s common stock, equal to the price paid for the share of convertible series E preferred stock, divided by $0.01 per share for common stock; each share of convertible series E preferred stock would be convertible into 100,000 shares of common stock. Beginning 36 months from the issuance date, the Company may, at any time, redeem for cash any and/or all such issued shares of convertible series E preferred stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share. Upon receipt of a notice by the Company to call, each holder of convertible series E preferred stock shall have the pre-emptive right to convert its shares to common shares, so long as it elects to do so within the prescribed conversion process. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of convertible series E preferred stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of common stock or any other class or series of the Corporation’s capital stock except convertible series A preferred Stock. The entire assets of the Corporation available for distribution after the liquidation preferences of the convertible

F-13

Nova Smart Solutions Inc. And Affiliates

Notes to Consolidated Financial Statements

Period from June 11, 2015 (inception) to September 30, 2015

Note 7 - Stockholders’ Equity, Continued

series A preferred stock, the convertible series B preferred stock, the convertible series C preferred stock and the convertible series D preferred stock are fully met, shall be distributed ratably among the holders of the convertible series E preferred stock, up to a maximum of $1,000 per share.

Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity 29 – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

Undesignated Stock

There are 96,890,000 shares of preferred stock class of the Company that are not designated and may not be authorized or issued until designated. Undesignated shares of preferred stock may be designated for any existing series of preferred stock, and new series of preferred stock may be designated using undesignated shares of preferred stock, at any time by majority vote of the Board of Directors, through an amendment of the Certificate of Designation, subject to the limitations imposed by the other provisions in the Certificate of Designation. No more than 100,000,000 shares of preferred stock may be designated in total.

Stock Subscription Receivable

On August 24, 2015, Capital Flows Ltd acquired 2,900,000 shares of common stock and 100 convertible preferred shares series B in exchange for $10,000. The cash from this transaction has not yet been received by the Company.

On August 28, 2015, CBC Consultants Ltd acquired 2,900,000 shares of common stock and 100 convertible preferred shares series B in exchange for $10,000. The cash from this transaction has not yet been received by the Company.

Note 8 – Related Party Transactions

As Nuwoa was a consolidated VIE of the Company from September 8, 2015, the effective date of the Service Agreement, to September 30, 2015, all transactions with Nuowa were eliminated on consolidation.

Nova provides services to Nuowa in relation to the current and proposed operations of Nuowa’s business in the PRC pursuant to the terms and conditions of the Service Agreement. These services include, but are not limited to, general business operations, human resources, business development and other advice and assistance as may be agreed upon by Nova and Nuowa. During the term of the Service Agreement, Nova shall be the exclusive provider of the services and Nuowa shall not seek or accept similar services from other providers unless the prior written approval is obtained from Nova.

F-14

Nova Smart Solutions Inc. And Affiliates

Notes to Consolidated Financial Statements

Period from June 11, 2015 (inception) to September 30, 2015

Note 8 – Related Party Transactions, Continued

In consideration for the services provided by Nova, Nuowa pays Nova a management service fee each quarter equal to all of its net income for such quarter based on the quarterly financial statements provided. No amounts were incurred within the period.

The Service Agreement also contains certain negative covenants restricting Nuowa in engaging in certain transactions. As of September 30, 2015, Nuowa was in compliance with these covenants. The Service Agreement can be terminated by Nova or Nuowa, subject to the provisions provided therein.

Note 9 – Commitment and Contingencies

The Company may be a party to routine claims and actions brought against it from time to time, which arise in the normal course of business. In the opinion of management, the final disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

Note 10 – Consulting Agreements

At various times during the period from June 15, 2015 (Inception) to June 28, 2015, the Company engaged seven (7) consultants for the provision of services for the Company. As of September 30, 2015 14,500,000 common shares were issued with an aggregate value of $12,000 as a retainer for services.

Note 11 – Subsequent Events

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated events and transactions occurring subsequent to September 30, 2015, the consolidated balance sheet date, through December 21, 2015, the date the consolidated financial statements were available to be issued, and determined that there were no such events or transactions which would impact the consolidated financial statements for the period from June 11, 2015 (Inception) to September 30, 2015, except as follows:

On July 29, 2015, the Company offered 3,000,000 shares of common stock to non U.S investors per a Private Placement Memorandum pursuant to the exclusion from registration provided by Regulation S and have sold 527,000 shares of common stock subsequent to September 30, 2015, at a purchase price of $0.15 per share, for aggregate proceeds of $79,050. The offering was made to non-U.S. investors, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On September 24, 2015, the Company entered into a stock purchase agreement with Andalucian Assets Limited and sold 100,000 shares of the Company’s common stock at $0.10 per share for a total price of $10,000. The cash was received in November 2015, however, the shares have yet to be issued.

On November 26, 2015, the Company entered into a stock purchase agreement with Yu Lin and sold 15,000 shares of the Company’s common stock at $0.22 per share for a total price of $3,300.

On December 4, 2015, the Company entered into a stock purchase agreement with Ziqi Zhang and sold 15,000 shares of the Company’s common stock at $0.22 per share for a total price of $3,300.

F-15

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

Nova Smart Solutions Inc.

10,000,000 SHARES OF

COMMON STOCK

TO BE SOLD BY Nova Smart Solutions Inc.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________________, 2016 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________________.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Amount
(US$)
SEC Registration Fee	$717.25
Transfer Agent Fees	—
Legal Fees	20,000.00
Accounting Fees	30,000.00
Printing Costs	500.00
Miscellaneous	5,000.00
TOTAL	$56,217.25

II-1

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Florida Business Organizations Law, as amended from time to time (the “Florida Organizations Law”) Florida Revised Statutes (“FRS”), indemnify all of our directors and officers. Section 607.0850 of the Florida Business Corporation Act, The 2015 Florida Statutes provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration.

On June 11, 2015, 22,000,000 shares of common stock were issued to the incorporator, Arc Capital Ltd.

On June 11, 2015, 8,000,000 shares of common stock were issued in exchange for Mr. Blanco for the incorporation of the Company’s fully-owned subsidiary.

On June 11, 2015, 8,000,000 shares of common stock were issued in exchange for Mr. Quintero for the incorporation of the Company’s fully-owned subsidiary.

II-2

On June 20, 2015, the Company engaged the services of Mr. Carlos Guillermo Lopez Martinez. Through the board resolution, filed as Exhibit 10.8A, Mr. Martinez acquired 2,900,000 shares of our common stock in exchange for advice and guidance regarding to the setting up and management of a public company.

On June 20, 2015, the Company engaged the services of Mr. Abraham Dominguez Cinta. Through the board resolution, filed as Exhibit 10.8A, Mr. Cinta acquired 2,900,000 shares of our common stock in exchange for advice and guidance regarding to the setting up and management of a public company.

On June 20, 2015, the Company engaged the services of Mr. Rory Man Lok San. Through the board resolution, filed as Exhibit 10.8A, Mr. San acquired 2,900,000 shares of our common stock in exchange for advice and guidance regarding to the financial and accounting matters of the Company.

On June 23, 2015, the Company entered into a Consulting Agreement, filed as Exhibit 10.8B with Ms. Xiaoyue Zhang. Under this Consulting Agreement, Ms. Zhang acquired 2,900,000 shares of our common stock in exchange for administration and business development advice regarding the business in Asia.

On June 28, 2015, the Company entered into a Consulting Agreement, filed as Exhibit 10.8C with Mr. Nikolaos Marsoufanidis Balomenos. Under this Consulting Agreement, Mr. Balomenos acquired 2,900,000 shares of our common stock in exchange for administration and business development advice regarding the business in Asia.

On August 24, 2015, we offered 2,900,000 shares of common stock and 100 Preferred Series B stock to an investor, Capital Flows Ltd for $10,000. The offering was made to a non-U.S. investor, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On August 28, 2015, we offered 2,900,000 shares of common stock and 100 Preferred Series B stock to an investor, CBC Consultants Ltd for $10,000. The offering was made to a non-U.S. investor, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On July 29, 2015, we offered 3,000,000 shares of common stock to non U.S investors per a Private Placement Memorandum pursuant to the exclusion from registration provided by Regulation S and have sold 527,000 shares of common stock to date, at a purchase price of $0.15 per share, for aggregate proceeds of $79,050. The offering was made to non-U.S. investors, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On September 24, 2015, we offered 100,000 shares of common stock to an investor, Andalucian Assets Limited for $10,000. The cash was received in November 2015, however, the shares have yet to be issued. The offering was made to a non-U.S. investor, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On November 26, 2015, the Company entered into a stock purchase agreement with Yu Lin and sold 15,000 shares of the Company’s common stock at $0.22 per share for a total price of $3,300. The offering was made to a non-U.S. investor, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On December 4, 2015, the Company entered into a stock purchase agreement with Ziqi Zhang and sold 15,000 shares of the Company’s common stock at $0.22 per share for a total price of $3,300. The offering was made to a non-U.S. investor, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

II-3

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.   To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

1.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

2.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

3.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

1.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

1.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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3.   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 4, 2016.

NOVA SMART SOLUTIONS INC.
(Registrant)

By:	/s/ Sergio Camarero Blanco
Name:	Sergio Camarero Blanco
Title:	President and Chief Executive Officer
(Principal Executive Officer and Director)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Sergio Camarero Blanco, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Nova Smart Solutions Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Sergio Camarero Blanco	President and Chief Executive Officer,	January 4, 2016
Sergio Camarero Blanco	Secretary, Treasurer and Director
(Principal Executive Officer)

/s/ Jesús Emilio Hoyos Quintero	Chief Financial Officer and Director	January 4, 2016
Jesús Emilio Hoyos Quintero

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EXHIBIT INDEX

Exhibits	Description
3.1	Articles of Incorporation of Registrant
3.1a	Amended Articles of Incorporation
3.2	Bylaws of Registrant
4.1	Specimen Stock Certificate
5.1	Opinion of Law Offices of Matheau J. W. Stout Regarding Legality of the Securities Being Registered
10.1	The Management Services Agreement, dated September 8, 2015 by and among Nova Smart Solutions Inc., on the one hand and Shanghai Nuo Wa Information Technology Co., LTD, on the other hand.
10.2	Board resolution dated June 20, 2015.
10.3	Consulting Agreement, dated June 23, 2015 by and among Nova Smart Solutions Inc. and Ms. Xiaoyue Zhang.
10.4	The Stock Purchase Agreement, dated August 24, 2015 by and among Nova Smart Solutions Inc., on the one hand, and Capital Flows Ltd, on the other hand.
10.5	The Stock Purchase Agreement, dated August 28, 2015 by and among Nova Smart Solutions Inc., on the one hand, and CBC Consultants Ltd, on the other hand.
10.6	The Stock Purchase Agreement, dated September 24, 2015 by and among Nova Smart Solutions Inc., on the one hand, and Andalucian Assets Limited, on the other hand.
10.7	Sample of Reg-S Private Placement
10.8	The Stock Purchase Agreement, dated November 26, 2015 by and among Nova Smart Solutions Inc., on the one hand, and Yu Lin, on the other hand.
10.9	The Stock Purchase Agreement, dated December 4, 2015 by and among Nova Smart Solutions Inc., on the one hand, and Ziqi Zhang, on the other hand.
14.1	Code of Ethics
23.1	Consent of Law Office of Matheau J. W. Stout, Esq. (included in Exhibit 5.1)
23.2	Consent of Accounting Firm of Accell Audit & Compliance, PA
99.1	Subscription Agreement

[1] Randstad estimates

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